SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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INTERSIL CORPORATION

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INTERSIL CORPORATION

March 26, 2004

DEAR INTERSIL SHAREHOLDER:

You are invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Intersil Corporation (the “Company”), which will be held at 9:00 a.m. on Wednesday, May 12, 2004 at the Sheraton San Jose Hotel, located at 1801 Barber Lane, Milpitas, California 95035. At this meeting you will be asked to vote on several proposals recommended unanimously by the Board of Directors. In this letter, I am highlighting the importance of Proposal 3—our 1999 Equity Compensation Plan proposal. This year, we are requesting that you authorize an additional 4.75 million shares (3.4% of our total shares outstanding) for granting under our 1999 Equity Compensation Plan.

Over the last 3 years, Intersil has outperformed the majority of our peers in financial performance and stock price performance. This performance could not have been achieved without the dedication and productivity of our employees. Intersil has assembled one of the most experienced, talented teams of engineers in our industry. As Intersil continues to grow and return shareholder value, the company will continue to be dependent upon retaining and recruiting employees that can perform at the highest levels. It is critical that Intersil motivates our engineering community to design and manufacture high performance analog products that will continue to position Intersil as one of the most successful analog companies worldwide. The competition for outstanding engineering talent continues to be fierce and will accelerate as the health of the semiconductor industry improves over the next couple of years.

Intersil’s Equity Compensation Plan is essential to our success in retaining and recruiting critical talent. In the past, Intersil has constructively utilized stock options to reward, retain and recruit key employees. This is substantiated by the fact that over the last three years our dilution and overhang rate has been favorably positioned compared to our peer group of companies in the semiconductor sector.

Providing the opportunity to employees to share in the success of Intersil through stock option participation has been critical to the company’s success. Our stock option program is focused on rewarding the key technical employees and other top performers throughout the organization. We have a philosophy of differentiating the distribution of stock options based on performance, thus ensuring there is a connection between stock option awards and returning shareholder value. Long-term incentives provided by the Equity Compensation Plan are fundamental to retaining key technical expertise. We feel that the stock option program has played an important role in our ability to keep our engineering turnover below 5%—an outstanding achievement in our industry.

Our Board of Directors and I strongly encourage you to vote to ratify and approve our option program. We look forward to a continuation of the rewarding partnership between Intersil’s shareholders and employees.

Richard M. Beyer	Milpitas, California
President, Chief Executive Officer and Director	March 26, 2004

YOUR VOTE IS IMPORTANT

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card concerning each of these voting options. Should you receive more than one proxy, please be sure to sign and return each proxy to ensure that all your shares will be voted. If your shares are held of record by a broker, bank, or other nominee, you will not be able to vote in person at the Annual Meeting unless you first obtain a proxy issued in your name from the record holder.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2004

The Annual Meeting of Shareholders (the “Annual Meeting”) of Intersil Corporation (the “Company”) will be held at the Sheraton San Jose Hotel, located at 1801 Barber Lane, Milpitas, California 95035, on Wednesday, May 12, 2004 at 9:00 a.m. for the following purposes:

1. To elect eight directors to serve on the Company’s Board of Directors until the next annual meeting of shareholders, or until their successors are duly elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants.

3. To increase the number of shares authorized for issuance under the 1999 Equity Compensation Plan from 17,500,000 to 22,250,000.

4. To transact any other business that may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope.

You are entitled to vote if you were a shareholder at the close of business on Wednesday, March 17, 2004.

By Order of the Board of Directors

Thomas C. Tokos	Milpitas, California
Vice President, General Counsel and Secretary	March 26, 2004

Admittance to the meeting will be limited to the shareholders eligible to vote or their authorized representative(s). Beneficial owners holding shares through an intermediary such as a bank or broker will be admitted only upon proof of ownership.

INTERSIL CORPORATION

675 TRADE ZONE BLVD

MILPITAS, CA 95035

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about April 6, 2004, to owners of shares of Intersil Corporation (the “Company”) Class A Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2004 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all Class A Common Stock shareholders, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

VOTING PROCEDURES

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. Most shareholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Also note that proxies submitted by telephone or the Internet must be received by 12:00 midnight, EDT, on Tuesday, May 11, 2004.

You may revoke your proxy at any time before it is voted by (a) giving written notice to the Secretary of the Company, (b) submitting a proxy bearing a later date, or (c) casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

Who can vote? Shareholders of record as of the close of business on March 17, 2004 are entitled to vote. On that day, 137,703,425 shares of Class A Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting other than in the election of directors. The Company’s Amended and Restated Certificate of Incorporation provides for cumulative voting for directors. With cumulative voting, at each election for directors, each holder of Class A Common Stock is entitled to as many votes as would equal the number of shares he or she holds, multiplied by the number of directors to be elected. The holder may cast all of his or her votes for a single candidate or may distribute them among any number of candidates. A list of shareholders eligible to vote will be available at the headquarters of Intersil Corporation, located at 675 Trade Zone Blvd., Milpitas, CA, 95035, beginning April 23, 2004. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

How does the board recommend I vote? The board recommends a vote FOR each board nominee (Item 1), FOR the ratification of the Board of Directors’ reappointment of Ernst & Young LLP as the independent accountants of the Company for the upcoming year (Item 2) and FOR the increase in the number of shares authorized for issuance under the 1999 Equity Compensation Plan (Item 3).

What shares are included in the proxy card? The proxy card represents all the shares of Class A Common Stock registered to your account. Each share of Class A Common Stock that you own entitles you to one vote. You may cumulate your votes for directors.

How are votes counted? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. When nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by the tenth day before the Annual Meeting, the nominees may vote those shares only on matters deemed routine by the National Association of Securities Dealers and the NASDAQ Stock Market, such as the election of directors and ratification of the appointment of independent accountants. On non-routine matters, nominees cannot vote and there is a so-called “Broker Non-vote” on that matter. Since Item 2 and Item 3 must be approved by a majority of the votes cast, broker non-votes have no effect on the outcome of these proposals. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Directors are elected by a plurality of the votes cast, and thus, votes withheld from some or all nominees for Director could have an effect on the outcome of the election.

Who will count the vote?  The Company’s transfer agent, American Stock Transfer & Trust Company, will tally the vote, which will be certified by an Inspector of Elections.

Is my vote confidential?  Proxies, ballots and voting tabulations are available for examination only by the Inspector of Elections and tabulators. Your vote will not be disclosed to the Board of Directors or to our management other than the Inspector of Elections and except as may be required by law.

Who is soliciting this proxy?  Solicitation of proxies is made on behalf of the Company and its Board of Directors, and the expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Such costs are estimated at $68,000. Proxies may also be solicited by the Company and/or its agents, in person or by mail, telephone or telegram. The Company has hired a proxy solicitation firm, Mellon Human Resources and Investor Solutions, to assist with the soliciting of proxies. Following the initial mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and other soliciting materials to persons for whom they hold shares of Class A Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record shareholders, will reimburse such holders for their reasonable expenses.

CORPORATE GOVERNANCE

In accordance with Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chairman and other officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board. The Board of Directors met fifteen (15) times and acted by unanimous written consent five (5) times during fiscal year 2003. Each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which he served.

Attendance at the Annual Meeting. The Company strongly encourages each of its directors to attend its Annual Meeting of Shareholders. Last year, each of the incumbent directors attended the Annual Meeting of Shareholders.

Director Independence. The Board of Directors has determined that the following directors are independent under the listing standards of the National Association of Securities Dealers: Dr. Conn and Messrs. Diller, Gist, Peeters, Pokelwaldt and Urry.

Committees of the Board.  The Board of Directors has established three standing committees.

Audit Committee—maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of the Company’s internal and external auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility. In addition, the Audit Committee assists the Board of Directors in monitoring the integrity of our financial statements and compliance with laws and regulations related to our financial statements and has the responsibility to establish procedures for the receipt and treatment of complaints regarding our financial statements, internal accounting controls or other related auditing matters. The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is publicly available on the Company’s website at www.intersil.com and is attached to this proxy statement as Exhibit A. The Audit Committee held eight (8) meetings and acted by unanimous written consent three (3) times in fiscal year 2003. The members of the Audit Committee during this period were Gary E. Gist, Jan Peeters and Robert N. Pokelwaldt. The Board of Directors has determined that each of the members of the Audit Committee is independent under the listing standards of the National Association of Securities Dealers and as that term is used in Section 10A(m)(3) of the Securities Act of 1934, as amended. The Board of Directors has determined that Mr. Gist qualifies as an audit committee financial expert as that term is defined by applicable SEC regulations and has designated Mr. Gist as the Audit Committee’s financial expert.

Compensation Committee—reviews and approves salary and other compensation of officers and administers certain benefit plans and compensation of the Board of Directors. The Compensation Committee also has the authority to administer, grant and make awards under the Company’s equity compensation plans. A copy of the Compensation Committee’s written charter is publicly available on the Company’s website at www.intersil.com. The Compensation Committee held eight (8) meetings and acted by unanimous written consent sixteen (16) times in fiscal year 2003. The members of the Compensation Committee during this period were Dr. Robert W. Conn, Gary E. Gist and James A. Urry.

Nominating and Governance Committee—identifies, reviews, evaluates and recommends potential candidates to serve as directors of the Company and members of Board committees and monitors, evaluates and recommends guidelines for the Company’s corporate governance practices. In addition, the Nominating and Governance Committee serves as a focal point for communication between such candidates, our Directors who are not members of the Nominating and Governance Committee, and our management. A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.intersil.com. The Nominating and Governance Committee, formerly known as the Nominating Committee, held one (1) meeting and took no action by unanimous written consent in fiscal year 2003. The current members of the Nominating and Governance Committee are Dr. Robert W. Conn, Jan Peeters, Robert N. Pokelwaldt and James A. Urry. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent under the listing standards of the National Association of Securities Dealers and applicable SEC regulations.

Shareholder Communications.  Shareholders and other parties interested in communicating directly with any of the individuals who are directors of the Company or the Board of Directors as a group may do so by writing to Investor Relations, Intersil Corporation, 675 Trade Zone Boulevard, Milpitas, California 95035. The Company’s policy is to deliver such communications directly to the Board of Directors.

Director Compensation and Other Certain Relationships and Related Transactions.  Directors who are also officers of the Company do not receive compensation for their services as directors. All other directors, except for Mr. Urry, receive cash compensation in the amount of $40,000 per year paid in quarterly installments of $10,000, except for members of the Audit Committee who receive an additional cash retainer of $5,000 annually ($1,250 quarterly) and the Audit Committee Chairman who receives additional cash retainers totaling $10,000 annually ($2,500 quarterly). In the case of Mr. Urry, an employee of Citicorp Venture Capital Ltd., cash compensation payable for Board and committee memberships is paid directly to Citicorp Venture Capital Ltd. In 2003, to enhance the alignment of interests between shareholders and directors, the Compensation Committee established minimum ownership requirements for the compensated directors. Effective for 2003, the ownership requirement is two times the annual retainer, which must be attained within a five-year period. All directors who are not employees of the Company receive non-cash compensation of a one-time appointment grant of options to purchase 25,000 shares of our Class A Common Stock and 4,000 deferred stock units (“DSUs”). Such directors also receive an annual grant of options to purchase 15,000 shares of our Class A Common Stock and 4,000 DSUs, and each of them received a grant of options to purchase 15,000 shares and 4,000 DSUs in 2003. All directors are reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or its committees.

Stockholders Agreement Among Pre-IPO Shareholders.  All shareholders who were shareholders of the Company prior to the Company’s initial public offering (“Pre-IPO Holders”) entered into a Securities Purchase and Holders Agreement (the “Stockholders Agreement”) dated August 13, 1999 and amendments thereto, in which the Pre-IPO Holders, until such time as they owned no Company securities, agreed to vote their shares to elect a specified number of directors designated by Sterling Holding Company, LLC. As of March 1, 2004, the parties to the Stockholders Agreement beneficially own less than 5% of the 137,596,663 shares of Class A Common Stock outstanding and eligible to vote.

Submission of Director Nominations.  The Nominating and Governance Committee will consider director nominees submitted by shareholders to the Board of Directors in accordance with the procedures set forth in the Company’s Restated Bylaws. Those procedures require a shareholder to deliver notice to the Company’s Secretary or Assistant Secretary at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. Such notice must be in writing and must include (i) the name and address of the nominating shareholder, as they appear on the Company’s books, (ii) the class and number of shares of the Company which are owned beneficially and of record by the nominating shareholder, (iii) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iv) any information regarding the nominee that is required under Regulation 14A of the Securities Exchange Act of 1934 to be included in a proxy statement relating to the election of directors. Candidates recommended by the shareholders of the Company are evaluated on the same basis as other candidates (other than directors standing for re-election) recommended by the Company’s directors, executive officers, third party search firms or other sources.

The minimum qualifications, skills, and attributes that the Nominating and Governance Committee looks for in nominees may include the following: (a) integrity, competence, and judgment essential to effective decision making, (b) ability and willingness to commit the necessary time and energy to prepare for, attend, and participate in meetings of the Board and one or more of its standing committees, (c) freedom from other outside involvements that would materially interfere with the individual’s responsibilities as a director of the Company, (d) background and experience that compliments or supplements the background and experience of other Board members, (e) freedom from interests that would present the appearance of being adverse to, or in conflict with, the interests of the Company, and (f) a proven record of accomplishment through demonstrated leadership in business, education, government service, finance, manufacturing or other relevant experiences that would tend to enhance Board effectiveness.

The evaluation process may include a comprehensive background and reference check, a series of personal interviews by, at a minimum, the Chairman of the Board and the Chairman of the Nominating and Governance Committee, and a thorough review by the Committee of the nominee’s qualifications and other relevant characteristics, taking into consideration the criteria set forth above. If the Committee determines that a candidate should be nominated for election to the Board, it will present its findings and recommendation to the full Board for approval.

ELECTION OF DIRECTORS

ITEM 1 ON PROXY CARD

The Company’s directors are elected at each annual meeting and hold office until the next election. The Company’s Amended and Restated Certificate of Incorporation, and the Restated Bylaws of the Company, allow for a Board of Directors of not fewer than three and not more than eight members. The Board has currently fixed the number of directors at eight.

Director candidates are nominated by the Board of Directors upon the recommendation of the Nominating and Governance Committee. The Nominating and Governance committee has recommended the eight nominees below, each of whom is currently a director of the Company. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth on page 7 under the heading “Submission of Shareholder Proposals and Director Nominations.”

The person named on the accompanying form of proxy will vote the shares FOR the nominees, unless you instruct otherwise. Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominees and any substitute nominee(s) designated by the Board. Shareholders may cumulate their votes for directors, and the director elections are then determined by a plurality of the votes cast.

The following biographies provide a brief description of each nominee’s principal occupation and business experience, age (as of March 17, 2004) and directorships held in other public corporations.

Nominees	Positions and Offices held with the Company
Gregory L. Williams	Executive Chairman of the Board of Directors
Richard M. Beyer	President, Chief Executive Officer and Director
Robert W. Conn	Director
James V. Diller	Director
Gary E. Gist	Director
Jan Peeters	Director
Robert N. Pokelwaldt	Director
James A. Urry	Director

BUSINESS EXPERIENCE OF DIRECTORS

Gregory L. Williams, Executive Chairman of the Board of Directors. Mr. Williams has been one of the Company’s directors since Intersil’s inception in August 1999. In May 2002, Mr. Williams assumed the post of Executive Chairman of the Board of the Company following the Company’s acquisition of Elantec Semiconductor, Inc. with responsibility for developing the Company’s corporate and analog strategies. From August 1999 through May 2002, Mr. Williams served as President and Chief Executive Officer of the Company. From October 1998 to August 1999, Mr. Williams was President of the semiconductor business of Harris Corporation. From January 1998 to October 1998, Mr. Williams was Vice President and General Manager of the Power Products Division of Harris. From 1984 to 1998, Mr. Williams served as Vice President and Assistant General Manager of the Semiconductor Components Group, Vice President and General Manager of the Power Products Division, and Vice President and Director of Automotive World Marketing of Motorola Semiconductor, and from 1977 to 1984, Mr. Williams served with General Electric Company. Mr. Williams is a director and past Chairman of the Semiconductor Industry Association and a director of AMIS Holdings, Inc. Age: 50

Richard M. Beyer, President, Chief Executive Officer, Director. Mr. Beyer was appointed President, Chief Executive Officer and Director of Intersil Corporation following the acquisition of Elantec Semiconductor, Inc. on May 14, 2002. From July 2000 to May 2002, Mr. Beyer was President, Chief Executive Officer and director of Elantec Semiconductor. From January 1999 to July 2000, Mr. Beyer served as President, Chief Executive Officer and director of FVC.COM, Inc., a provider of equipment and services for delivering video applications over broadband communications networks. From July 1996 to August 1998, Mr. Beyer served as President, Chief Operating Officer and director of VLSI Technology, Inc. From June 1995 to June 1996, Mr. Beyer was Executive Vice President and Chief Operating Officer of National Semiconductor Corporation. From 1993 to 1995, Mr. Beyer was President of National Semiconductor’s Communications and Computing Group. Before joining National, Beyer served in a number of senior managerial positions in the telecommunications and computer industries. Age: 55

Robert W. Conn, Director. Dr. Conn has been one of the Company’s directors since April 2000. Dr. Conn has been Managing Director of Enterprise Partners Venture Capital since July 2002. From 1994 to July 2002, Dr. Conn was the Dean of the Jacobs School of Engineering, University of California, San Diego, and the Walter J. Zable Endowed Chair in Engineering. Prior to joining the University of California, San Diego, Dr. Conn served as Professor of Engineering and Applied Sciences and founding Director of the Institute of Plasma and Fusion Research at the University of California, Los Angeles. Dr. Conn co-founded a semiconductor equipment company in 1986, Plasma & Material Technologies, now Trikon Technologies, where he served as chairman of the board through 1993. Dr. Conn is a member of the National Academy of Engineering and served as a member of the President’s Committee of Advisors on Science and Technology Panel on Energy R&D Policy for the 21st Century, which service ended in 1998. Dr. Conn serves on the Board of Directors of ChipPAC, Inc., one of the principal shareholders of which is an affiliate of Sterling Holding Company, LLC, formerly our principal shareholder. Age: 61

James V. Diller, Director. Mr. Diller has been one of the Company’s directors since May 2002. Mr. Diller is a retired Chairman of the Board of Elantec Semiconductor, Inc., a post he held from 1997 to May 2002. Mr. Diller had served as a director of Elantec Semiconductor, Inc. since 1986. From November 1998 to July 2000, he served as Elantec’s President and Chief Executive Officer. Mr. Diller is a founder of PMC-Sierra, Inc. and was its President and Chief Executive Officer from 1983 to 1997; he is currently Vice Chairman of the board. Mr. Diller has been a director of Sierra Wireless, Inc., a provider of wireless data communications hardware and software products since 1993. In addition, Mr. Diller is Chairman of the board of Summit Microelectronics, a privately held company. Age: 68

Gary E. Gist, Director. Mr. Gist has been one of the Company’s directors since the Company’s inception in August 1999. Since 1995, Mr. Gist has served as the President and Chief Executive Officer of Palomar Companies, LLC, which focuses on designing and manufacturing electronic products and is composed of the following diverse group of companies: Palomar Display Products, Inc., Palomar Products, Inc. and Palomar Technologies, Inc. From mid-1993 to 1995, he was Division Manager of the Technology Products Division of Hughes Industrial Electronics Company. Prior to that, he was President of Transworld Communications. Age: 57

Jan Peeters, Director. Mr. Peeters has been one of the Company’s directors since April 2000. Mr. Peeters is the founder, Chairman, President, Chief Executive Officer and a major shareholder of Olameter Inc., a communications and data management service provider which he formed in 1998. Mr. Peeters was a founder of Fonorola Inc. where he held the position of President and Chief Executive Officer from 1990 and the position of Vice-Chairman from 1994, until that company was sold to Call-Net Enterprises in June 1998. Mr. Peeters serves on the Board of Directors of Cogeco Inc. Age: 52

Robert N. Pokelwaldt, Director. Mr. Pokelwaldt has been one of the Company’s directors since April 2000. In November 1999, Mr. Pokelwaldt retired as the Chairman and Chief Executive Officer of YORK International Corporation (“YORK”), an independent supplier of heating, ventilating, air conditioning and refrigeration products in the U.S. and internationally. He became President and Chief Executive Officer of YORK in 1991, and Chairman of YORK in January 1993. Mr. Pokelwaldt joined YORK as President of Applied Systems Worldwide, a YORK Division, in 1988, and two years later was appointed President and Chief Operating Officer of YORK International. Mr. Pokelwaldt serves on the Board of Directors of Mohawk Industries, First Energy and Carpenter Technology. Age: 67

James A. Urry, Director. Mr. Urry has been one of the Company’s directors since the Company’s inception in August 1999. Mr. Urry has been a Partner at Citigroup Venture Capital Ltd. since 1981. Prior to 1989, he was with Citibank, N.A. Mr. Urry serves on the Board of Directors of Airxcel, Inc., AMI Semiconductor and York International Corporation. Age: 50

The Board of Directors recommends a vote FOR each of the nominees listed.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT ACCOUNTANTS

ITEM 2 ON PROXY CARD

The Board of Directors, acting upon the recommendation of the Audit Committee, asks that the shareholders ratify the Board’s reappointment of the firm of Ernst & Young LLP as independent accountants to examine the financial statements of the Company for fiscal year 2003. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the shareholders, the shares of stock represented by the proxy will be voted FOR ratification of the appointment of Ernst & Young LLP as independent accountants to audit and report upon the financial statements of the Company for fiscal year 2003. If this appointment is not ratified by shareholders, the Audit Committee may reconsider its recommendation.

One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young as the independent accountant for the Company for the coming year.

INCREASE IN SHARES AVAILABLE UNDER THE

1999 EQUITY COMPENSATION PLAN

ITEM 3 ON PROXY CARD

The Company’s 1999 Equity Compensation Plan, as amended (the “1999 Equity Plan”), was approved by the Board of Directors and by the shareholders of the Company in 1999, with a total of 7,500,000 shares of Common Stock reserved for issuance under the 1999 Equity Plan. The number of shares of Common Stock reserved for issuance under the 1999 Equity Plan was increased to 17,500,000 in 2001. Subject to shareholder approval, the Compensation Committee of the Board of Directors has approved an increase in the number of shares authorized for issuance under the 1999 Equity Plan from 17,500,000 to 22,250,000. A summary description of the 1999 Equity Plan is attached to this proxy statement as Exhibit B. This summary is qualified in its entirety by the full text of the 1999 Equity Plan, a copy of which is attached to this proxy statement as Exhibit C.

As of March 1, 2004, options to purchase 11,074,026 shares of Common Stock (net of cancelled or forfeited options) had been granted under the 1999 Equity Plan, and 4,327,769 shares remained available for future grants. However, the Company believes that the remaining shares may be utilized during the next year for annual grants, grants to new hires and grants made pursuant to acquisitions. The closing price of the Common Stock on March 1, 2004 was $23.78.

The Board of Directors believes that this proposed increase in the number of shares authorized for issuance under the 1999 Equity Plan is in the best interest of the Company. The Board of Directors believes that this increase will strengthen the Company’s ability to attract and retain individuals with the desired training, experience and expertise in a highly competitive market. The Board of Directors also believes that this increase will allow the Company to furnish additional incentives to its employees to promote the Company’s financial success and motivate them to increase shareholder value.

The Board of Directors recommends a vote FOR an increase in the number of shares authorized for issuance under the 1999 Equity Plan.

SUBMISSION OF SHAREHOLDER PROPOSALS AND

DIRECTOR NOMINATIONS

The next shareholder meeting will be held on or about May 11, 2005. Shareholders wishing to have a proposal included in the Board of Directors’ 2005 Proxy Statement must submit the proposal so that the Secretary of the Company receives it no later than December 8, 2004, 120 days prior to the date of the Company’s proxy statement released to shareholders in 2004. The Securities and Exchange Commission rules set forth standards as to what shareholder proposals are required to be included in a proxy statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 21, 2005 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on February 21, 2005. Notices of intention to present proposals at the 2005 Annual Meeting should be addressed to the Vice President, Secretary and General Counsel of Intersil Corporation.

AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ON THE FINANCIAL STATEMENTS OF THE COMPANY

AND THE INDEPENDENCE OF THE COMPANY’S AUDITORS

Report of the Audit Committee to the Full Board of Directors of Intersil Corporation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee appoints the accounting firm to be retained to audit the Company’s financial statements, and once retained, the accounting firm reports directly to the Audit Committee. The Audit Committee consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records and financial controls of the Company and makes recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee is responsible for pre-approving both audit and non-audit services to be provided by the independent auditors. The Board of Directors has adopted a written charter setting forth the functions the Audit Committee is to perform, and this report is made pursuant to that charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of Intersil’s Board of Directors. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Our responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee met with management periodically during fiscal year 2003 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with the Company’s independent auditors, Ernst & Young LLP. The Audit Committee also discussed with senior management and Ernst & Young LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the recently enacted Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2003 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent auditors their independence, including the compatibility of non-audit services with the auditor’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held eight (8) meetings and acted by unanimous written consent three (3) times in fiscal year 2003.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report and the Form 10-K for the fiscal year ended January 2, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee has reappointed, subject to stockholder ratification, the firm of Ernst & Young LLP, certified public accountants, as independent accountants to audit and report upon the Company’s financial statements for 2003. In appointing Ernst & Young LLP as the Company’s auditors for the fiscal year ending January 2, 2004, the Audit Committee has considered whether Ernst & Young LLP’s provision of services other than audit services are compatible with maintaining their independence.

AUDIT COMMITTEE

Gary E. Gist, Committee Chairman

Jan Peeters

Robert N. Pokelwaldt

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF INTERSIL CORPORATION

FOR FISCAL YEAR 2003

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2003 was an officer or employee of the Company, or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. Furthermore, no member of the Compensation Committee had a relationship that requires disclosure under Item 402(j)(3) of Regulation S-K.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

Role of Committee. The Compensation Committee of the Board of Directors establishes, oversees and directs the Company’s executive compensation programs and policies and administers the Company’s equity compensation plans. The Compensation Committee seeks to align executive compensation with Company objectives and strategies, management programs and business financial performance in order to enhance shareholder value. The Compensation Committee consists of three non-employee directors.

The Compensation Committee reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company’s executive officers, as well as all stock option grants and cash incentive awards to all key employees. The Compensation Committee also reviews and makes recommendations to the Board of Directors on policies and programs for the development of management personnel and management structure and organization.

The Compensation Committee’s objectives include (i) attracting and retaining exceptional individuals as senior executives and (ii) providing key executives with motivation to perform to the full extent of their abilities in an effort to maximize Company performance and deliver enhanced value to the Company’s shareholders. The Compensation Committee believes it is important to place a greater percentage of senior executives’ compensation at risk than that of non-executives by tying senior executives’ compensation directly to the performance of the business and value of the common stock. Accordingly, executive compensation consists primarily of an annual salary, bonuses linked to the performance of the Company and long-term equity-based compensation. The Compensation Committee considers the compensation program’s impact on each operating business unit as well as the effect on growth, profitability, market position and goals set for each year as well as changes in corporate market focus, strategic goals and key results expected (“KREs”) set for the next fiscal year. The Compensation Committee reviews with management the business plans for the new fiscal year and compares them to the prior year.

Compensation. Total compensation for senior executives is structured to deliver, at target levels of performance, competitive pay balanced between three primary components: annual base salary, annual incentive compensation and equity compensation. The annual base salaries of the Company’s senior executives are set at levels designed to attract and retain exceptional individuals by rewarding them for individual and Company achievements. The Compensation Committee reviews senior executives’ base salaries on an annual basis and adjusts the base salary of each of the senior executives in accordance with each senior executive’s past performance, expected future contributions, scope and nature of responsibilities, including changes in such responsibilites, and competitive compensation data relating to such senior executive.

The Compensation Committee believes that a portion of the executives’ annual compensation should be tied to the financial results of the Company in order to reward individual performance and overall Company success. Annual incentive compensation is delivered through the Company’s shareholder approved Executive Incentive Plan. Objective targets are established for six-month performance periods during each calendar year based on the Company’s financial targets, such as revenue, earnings and return on assets, as well as individual strategic and operating targets. Performance against the objective targets are measured at the end of each performance period and payouts are approved in accordance with the terms of the Executive Incentive Plan.

Equity compensation is used to create and maintain an alignment of interests between shareholders and the senior executives. To the extent that shareholder value is increased through stock price appreciation, the senior executives experience an increase in the value of this component of their compensation. In 2003, to enhance the alignment of interests between shareholders and senior executives, the Compensation Committee established minimum ownership requirements for the senior executives. Tabled below are the ownership requirements, expressed as a multiple of base salary, that must be established by the senior executive:

Position	Multiple of Base Salary	Time to Attain
President and CEO	4X	5 years
Senior Executives	2X	5 years

The Compensation Committee authorizes the issuance of equity grants and awards under the shareholder approved Intersil 1999 Equity Compensation Plan (the “1999 Equity Plan”). Awards under the 1999 Equity Plan may be in the form of, but not limited to, stock options, deferred stock units (“DSUs”), restricted stock or stock appreciation rights. Options, which have an exercise price equal to the market value value of the Common Stock on the date of grant, vest over a four- or five-year period, were granted to senior executives and other key employees in 1999. Similar options which typically vest over a four-year period were granted in 2000, 2001, 2002 and 2003.

In 2003, the Compensation Committee approved the issuance of DSUs as a form of restricted stock under the Plan. DSU awards, in tandem with stock option grants, enable the Company to deliver competitive values of equity compensation while reducing the total number of shares issued under the 1999 Equity Plan on an annual basis. In addition, the vesting schedule increases the retentive value of the equity compensation. The DSUs fully vest at the end of the third anniversary of the award, with no interim vesting, subject to the recipient satisfying the employment requirements set forth in the terms and conditions of the award. Recipients may elect to defer receipt of the common stock represented by the DSU award for five-year deferral periods, subject to the terms and conditions of the award. Dividend equivalents will accrue during the vesting and/or deferral period and be paid out following the vesting date or the expiration of the deferral period.

Fiscal Year 2003 President and Chief Executive Officer. Mr. Richard M. Beyer has served as our President and Chief Executive Officer since the Company’s merger with Elantec Semiconductor in May 2002. Mr. Beyer’s cash compensation during 2003 consisted of an annual base salary of $550,000 and a target annual incentive under the Executive Incentive Plan of $550,000. Mr. Beyer is also eligible to receive stock options and DSUs at the discretion of the Compensation Committee. In 2003, Mr. Beyer earned a total annual incentive payout under the Executive Incentive Plan of $502,000, based upon the accomplishment of Company financial performance goals determined by the Compensation Committee. During 2003, Mr. Beyer also was granted stock options to purchase 468,000 shares of our Class A common stock and 24,000 DSUs. The use of stock options and DSUs as a portion of Mr. Beyer’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits our ability to deduct compensation in excess of $1,000,000 paid during a tax year individually to our executive officers at year end. Certain performance-based compensation is not subject to such deduction limit. It is the Compensation Committee’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

COMPENSATION COMMITTEE

James A. Urry, Committee Chairman

Robert W. Conn

Gary E. Gist

COMPENSATION TABLES

Executive Compensation

The following table sets forth certain information concerning the compensation received by our Chief Executive Officer, our four most highly compensated executive officers other than our Chief Executive Officer, and Larry J. Ciaccia, who is no longer an executive officer of the Company, for services rendered during the last three fiscal years:

Summary Compensation Table

Dollars in Thousands

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Calendar Year(1)	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options/SARs (#) (5)(6)(7)	All Other Compensation ($)(8)
Gregory L. Williams Executive Chairman of the Board	2003 2002 2001	571.2 643.1 550.0	— 584.1 770.5	— — —	— — —	60,000 450,000 250,000	37.0 76.0 98.3

Richard M. Beyer President and Chief Executive Officer	2003 2002 2001	560.6 456.0 —	502.0 411.5 —	30.0 — —	372.2 — —	468,000 615,409 —	40.4 17.1 —

Daniel J. Heneghan Vice President, Chief Financial Officer and Assistant Secretary	2003 2002 2001	334.8 328.3 300.0	367.3 327.3 348.2	— — —	223.3 — —	100,800 240,000 100,000	35.8 40.6 45.1

Larry J. Ciaccia(9) Vice President and General Manager, Wireless Networking	2003 2002 2001	216.7 289.8 225.0	676.9 295.8 165.4	— — —	139.6 — —	31,500 205,000 80,000	16.5 35.9 30.4

Rick E. Furtney Vice President and General Manager, High Performance Analog	2003 2002 2001	326.9 279.8 205.3	324.8 256.6 204.7	— — —	223.3 — —	100,800 215,000 80,000	33.3 32.9 30.3

Mohan Maheswaran Vice President and General Manager, Elantec Product Group	2003 2002 2001	252.3 231.6 192.3	220.3 337.4 112.3	1,144.5 81.7 102.1	139.6 — —	69,250 60,000 406,823	29.0 5.2 3.9

(1)	2003 is the fiscal year ended January 2, 2004; 2002 is the fiscal year ended January 3, 2003; 2001 is the fiscal year ended December 28, 2001. Mr. Beyer became the Chief Executive Officer of Intersil in May 2002.
(2)

This category includes Executive Incentive Plan bonuses for all officers. It also includes additional bonuses paid in fiscal year 2003 to Mr. Heneghan ($130,000), Mr. Ciaccia ($632,500) and Mr. Furtney ($112,500), a fiscal year 2002 bonus paid to Mr. Furtney ($17,630.10) and additional bonuses paid in fiscal year 2001 to Mr. Williams ($300,000), Mr. Heneghan ($160,000), Mr. Ciaccia ($28,000) and Mr. Furtney ($32,000). Mr. Maheswaran’s bonus for 2002 includes a bonus paid by the Company ($250,000) and a bonus paid under the

Elantec Semiconductor, Inc. management bonus plan ($87,392). Mr. Maheswaran’s 2001 bonus is attributable in its entirety to the Elantec Semiconductor, Inc. management bonus plan.
(3)	None of the executive officers named in the Summary Compensation table received personal benefits in excess of $50,000 or 10% of annual salary and bonus for fiscal years 2003, 2002 and 2001.
(4)	Deferred stock units (“DSUs”) were awarded to Messrs. Beyer (24,000), Heneghan (14,400), Ciaccia (9,000), Furtney (14,400) and Maheswaran (9,000) on April 1, 2003. The awards vest upon the third anniversary of the grants, subject to the recipient satisfying the employment requirements set forth in the terms and conditions of the award. A recipient may elect to defer his reciept of common stock represented by a DSU award for a five-year deferral period, subject to the terms and conditons of the award. Dividend equivalents will accrue during the vesting period and, if applicable, the deferral period and will be paid out following the vesting date or the expiration of the deferral period. At the end of fiscal year 2003, Mr. Beyer held 24,000 DSUs, having a value of $591,600, Mr. Heneghan held 14,400 DSUs, having a value of $354,960, Mr. Furtney held 14,400 DSUs, having a value of $354,960, and Mr. Maheswaran held 9,000 DSUs, having a value of $221,850. Mr. Ciaccia’s employment at Intersil terminated on August 29, 2003 as a result of the divestiture of the WLAN business. In accordance with the terms and conditions of his DSU award, the award expired on the termination date and the common stock represented by the DSU award was forfeited.
(5)	Stock options granted to Messrs. Williams, Heneghan, Ciaccia, and Furtney were granted under the Intersil Corporation 1999 Equity Compensation Plan. Each stock option grant terminates ten years from the date of the grant. Each grant vests over a four year period at a rate of 25% upon each of the first four anniversary dates of the grant (except for supplemental stock option grants issued in fiscal year 2002 to Mr. Heneghan (60,000), Mr. Ciaccia (40,000), and Mr. Furtney (50,000), which vest over a four year period at a rate of 25% upon the first anniversary of the grant and 6.25% quarterly thereafter until fully vested) as authorized by the Compensation Committee of the Intersil Board of Directors.
(6)	The stock options granted to Mr. Beyer in fiscal years 2003 and 2002 were granted under the Intersil Corporation 1999 Equity Compensation Plan. Each stock option grant terminates ten years from the date of the grant. The grants vest over a four year period at a rate of 25% upon the first anniversary of the grant and 6.25% quarterly thereafter until fully vested (except for 168,000 options issued in 2003 which vest over a four year period at a rate of 25% upon each of the first four anniversary dates of the grant). In addition, the fiscal year 2002 option total reflects 15,409 stock options, on a post conversion basis, granted by Elantec and converted in accordance with the terms of the Merger Agreement.
(7)	The stock options granted to Mr. Maheswaran in fiscal years 2003 and 2002 were granted under the Intersil Corporation 1999 Equity Compensation Plan. Each stock option grant terminates ten years from the date of the grant. The grants vest over a four year period at a rate of 25% upon the first anniversary of the grant and 6.25% quarterly thereafter until fully vested (except for 63,000 options issued in 2003 which vest over a four year period at a rate of 25% upon each of the first four anniversary dates of the grant). The fiscal year 2001 option total reflects, on a post conversion basis, grants issued by Elantec and converted in accordance with the terms of the Merger Agreement.
(8)	Amounts reported reflect contributions and allocations to defined contribution retirement plans and the value of insurance premiums for term life insurance and disability insurance.
(9)	Mr. Ciaccia’s employment with the Company terminated on August 28, 2003 when the Company sold its wireless local area networking operations to GlobespanVirata, Inc., at which time he became an employee of GlobespanVirata, Inc.

Stock Options

The following table provides information concerning stock options granted to the executive officers named in the Summary Compensation Table during fiscal year 2003:

Fiscal Year 2003 Option/SAR Grants

	Individual Grants
	Number of Securities Underlying Options (#)		Percentage of All Options/SARs Granted to All Employees in Period(3)	Exercise Price ($/share)	Expiration Date (4)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(5)
						5% ($)	10% ($)
Gregory L. Williams	60,000	(1)	1.7%	$14.25	2/4/2013	$537,705	$1,362,650

Richard M. Beyer	300,000	(1)	8.4%	$14.25	2/4/2013	$2,688,525	$6,813,249
	42,000	(2)	1.2%	$15.51	3/31/2003	$409,675	$1,038,196
	42,000	(2)	1.2%	$26.64	6/30/2013	$703,658	$1,783,207
	42,000	(2)	1.2%	$25.13	9/30/2013	$663,773	$1,682,131
	42,000	(2)	1.2%	$24.65	1/1/2014	$651,095	$1,650,002

Daniel J. Heneghan	25,200	(2)	0.7%	$15.51	3/31/2013	$245,805	$622,917
	25,200	(2)	0.7%	$26.64	6/30/2013	$422,195	$1,069,924
	25,200	(2)	0.7%	$25.13	9/30/2013	$398,264	$1,009,279
	25,200	(2)	0.7%	$24.65	1/1/2014	$390,657	$990,001

Larry J. Ciaccia	15,750	(2)	0.4%	$15.51	8/27/2004	$8,076	$16,026
	15,750	(2)	0.4%	$26.64	8/27/2004	$13,873	$27,527

Rick E. Furtney	25,200	(2)	0.7%	$15.51	3/31/2013	$245,805	$622,917
	25,200	(2)	0.7%	$26.64	6/30/2013	$422,195	$1,069,924
	25,200	(2)	0.7%	$25.13	9/30/2013	$398,264	$1,009,279
	25,200	(2)	0.7%	$24.65	1/1/2014	$390,657	$990,001

Mohan R. Maheswaran	15,750	(2)	0.4%	$15.51	3/31/2013	$153,628	$389,323
	15,750	(2)	0.4%	$26.64	6/30/2013	$263,872	$668,702
	15,750	(2)	0.4%	$25.13	9/30/2013	$248,915	$630,799
	6,250	(1)	0.2%	$25.67	11/13/2013	$100,898	$255,696
	15,000	(2)	0.4%	$24.65	1/1/2014	$244,160	$618,751

(1)	Each grant vests over a four-year period at a rate of twenty-five percent upon the first anniversary of the grant and 6.25% quarterly thereafter until fully vested.
(2)	Each grant vests over a four-year period at a rate of twenty-five percent upon each of the first four anniversary dates of the grant.
(3)	A total of 3,572,198 options were granted to Intersil employees under the Intersil 1999 Equity Compensation Plan during the fiscal year ended January 2, 2004.
(4)	The options will expire ten years after the grant date, with the exception of the options of Mr. Ciaccia, which will expire August 27, 2004. Mr. Ciaccia’s employment with the Company terminated on August 28, 2003.
(5)	Represents the potential realizable value of the underlying shares of Intersil common stock at the expiration date based on an assumed annual appreciation rate of 5% and 10% of the exercise price, set by the Securities and Exchange Commission. The amounts shown are not intended to forecast future appreciation in the price of our Class A Common Stock.

The following table sets forth information regarding the number and value of options held by the executive officers named in the Summary Compensation Table during fiscal year 2003:

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/SAR Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End		Net Value of Unexercised In-the-Money Options at Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory L. Williams	$—	$—	442,892	572,250	$1,147,816	$2,440,000
Richard M. Beyer	$3,082	$29,259	1,225,802	1,111,208	$33,903	$3,537,781
Daniel J. Heneghan	$—	$—	193,529	353,634	$527,874	$1,323,928
Larry J. Ciaccia	$—	$—	404,834	—	$1,382,580	—
Rick E. Furtney	$—	$—	136,500	307,634	$381,462	$1,169,091
Mohan R. Maheswaran	$132,616	$1,144,545	159,303	228,404	$538,150	$736,723

(1)	Reflects net pre-tax amounts determined by subtracting the exercise price from $24.65 per share, the fair market value of common stock at the end of fiscal year 2003.

OTHER FORMS OF COMPENSATION

The table below summarizes the status of our equity compensation plans (shares in thousands):

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders:

SiCOM Dutch Converted Plan(1)	4	$9.30	—
Elantec, Inc. 1994 Equity Incentive Plan(1)	88	$1.44	—
Elantec 1995 Directors Stock Option Plan(1)	—	$—	—
Elantec 1995 Equity Incentive Plan(1)	5,045	$19.38	—
Elantec 2001 Equity Incentive Plan(1)	1,347	$24.11	—
1999 Equity Compensation Plan	11,405	$23.76	4,468
No Wires Needed BV Stock Option Plan(1)	—	$—	—

Equity compensation plans not approved by shareholders	None

Total	17,889		4,468

(1)	Each of these plans has been acquired by an acquisition made by Intersil. Although there are still additional securities to be issued under these plans, Intersil will not make any additional grants under these plans. All future grants will be made under the 1999 Equity Compensation Plan.

RETIREMENT PLANS

Retirement and Savings Program

Intersil Corporation provides retirement benefits to substantially all employees primarily through a defined contribution retirement plan. Contributions by the Company to the retirement plan are based on employees’ savings with no other funding requirements. The Company is able to make additional contributions to the fund at its discretion.

The savings element of the retirement plan is a defined contribution plan, which is qualified under Internal Revenue Service Code Section 401(k). All employees of the Company may elect to participate in the 401(k) retirement plan (the “401(k) plan”). Under the 401(k) plan, participating employees may defer a portion of their pretax earnings up to certain limits prescribed by the Internal Revenue Service. The Company provides matching contributions under the provisions of the plan. Employees fully vest in the Company’s matching contributions upon the completion of five years of service.

Retirement benefits also include an unfunded limited healthcare plan for U.S.-based retirees and employees on long-term disability. Intersil Holding Company accrues the estimated cost of these medical benefits, which are not material, during an employee’s active service life.

STOCK PERFORMANCE GRAPH

COMPARISON OF THREE QUARTER CUMULATIVE TOTAL RETURN

AMONG INTERSIL CORPORATION, THE NASDAQ COMPOSITE

AND THE PHILADELPHIA SEMICONDUCTOR INDEX

The following graph presents a comparison of the Company’s stock performance with that of the NASDAQ Market Index and the Philadelphia Semiconductor Index from February 24, 2000 through January 2, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth information as of March 1, 2004 with respect to shares of each class of Common Stock beneficially owned by (i) each person or group that is known to the Company to be the beneficial owner of more than 5% of each class of outstanding Common Stock, (ii) each director and named executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise specified, all shares are directly held. In general, each share of Class A Common Stock is convertible into one share of Class B Common Stock, and each share of Class B Common Stock is convertible into one share of Class A Common Stock.

Unless otherwise indicated, the address of each person owning more than 5% of the Company’s outstanding shares is c/o Intersil Corporation, 675 Trade Zone Blvd., Milpitas, CA 95035.

	Class A Common Stock(1)		Class B Common Stock(2)		Combined
	Shares Owned	Percent(3)	Shares Owned	Percent(3)	Shares Owned	Percent(4)
FMR Corp. (5)	17,445,018	12.67%	—	—	17,445,018	12.67%
T. Rowe Price Associates (18)	8,626,076	6.27%	—	—	8,626,076	6.27%
Richard M. Beyer (6)	1,415,834	*	—	—	1,415,834	*
Gregory L. Williams (7)	1,295,811	*	—	—	1,295,811	*
James V. Diller (8)	846,598	*	—	—	846,598	*
Daniel J. Heneghan (9)	473,250	*	—	—	473,250	*
Lawrence J. Ciaccia (10)	405,836	*	—	—	405,836	*
Alden Chauvin (11)	316,295	*	—	—	316,295	*
Rick E. Furtney (12)	239,449	*	—	—	239,449	*
Mohan Maheswaran (13)	202,945	*	—	—	202,945	*
Gary E. Gist (14)	87,825	*	—	—	87,825	*
Robert W. Conn (15)	52,500	*	—	—	52,500	*
Jan Peeters (15)	52,500	*	—	—	52,500	*
Robert N. Pokelwaldt (15)	52,500	*	—	—	52,500	*
James A. Urry (16) Vern E. Kelley (17)	45,000 31,076	* *	— —	— —	45,000 31,076	* *
All directors and executive officers as a group (13 persons)	5,535,225	4.02%	—	—	5,535,225	4.02%

*	Represents less than 1%
(1)	Does not include shares of Class A Common Stock issuable upon conversion of Class B Common Stock. A holder of Class B Common Stock may convert any or all of his shares into an equal number of shares of Class A Common Stock, provided that such conversion would be permitted only to the extent that the holder of shares to be converted would be permitted under applicable law to hold the total number of shares of Class A Common Stock which would be held after giving effect to the conversion.
(2)	Does not include shares of Class B Common Stock issuable upon conversion of Class A Common Stock. A holder of Class A Common Stock may convert any or all of his shares into an equal number of shares of Class B Common Stock.
(3)	Percentages are derived using the number of shares of Class A or Class B Common Stock and common stock outstanding as of March 1, 2004.
(4)	Percentages are derived using the total number of shares of Class A and Class B Common Stock outstanding as of March 1, 2004.
(5)	Based solely on information obtained from a Schedule 13F amendment filed by FMR Corp. on February 17, 2004. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(6)	Includes currently exercisable options to purchase 1,414,550 shares of Class A Common Stock. Includes 1,284 shares owned by Richard M. Beyer.
(7)	Includes 753,149 shares owned by Gregory L. Williams and Linda M. Williams and 3,722 shares owned by Gregory L. Williams. Includes 21,798 shares owned by DLJSC, as Trustee for Gregory L. Williams IRA Account. Includes currently exercisable options to purchase 517,142 shares of our Class A Common Stock.
(8)	Includes 344,074 shares owned by the James V. Diller & June P. Diller Trust. Includes currently exercisable options to purchase 502,524 shares of Class A Common Stock.
(9)	Includes 240,754 shares owned by the Heneghan Family Trust. Includes currently exercisable options to purchase 232,496 shares of Class A Common Stock.
(10)	Includes 1,002 shares owned by Lawrence J. Ciaccia. Includes currently exercisable options to purchase 404,834 shares of Class A Common Stock.
(11)	Includes 47,137 shares owned by the Chauvin Family Trust dated February 12, 1997. Includes currently exercisable options to purchase 285,664 shares of Class A Common Stock. Includes 2,268 shares owned by Alden J. Chauvin. Does not include 68 shares owned by the Mark Chauvin IRA Account, 68 shares owned by the Amy Chauvin IRA Account, 68 shares owned by the Kristin Chauvin IRA Account and 68 shares owned by the Scott Chauvin IRA Account for which Mr. Chauvin disclaims beneficial ownership.
(12)	Includes 75,732 shares owned by Rick E. Furtney. Includes currently exercisable options to purchase 163,717 shares of Class A Common Stock.
(13)	Includes currently exercisable options to purchase 202,945 shares of Class A Common Stock.
(14)	Includes 42,825 shares owned by the Gist Family Living Trust. Includes currently exercisable options to purchase 45,000 shares of Class A Common Stock.
(15)	Includes currently exercisable options to purchase 52,500 shares of Class A Common Stock.
(16)	Includes currently exercisable options to purchase 45,000 shares of Class A Common Stock.
(17)	Includes 5,000 shares owned by the Vern & Erma Kelley Trust, dated May 23, 1997. Includes 1,076 shares owned by Vern E. Kelley. Includes currently exercisable options to purchase 25,000 shares of Class A Common Stock.
(18)	Based solely on information obtained from a Schedule 13G amendment filed by T. Rowe Price Associates, Inc. (Price Associates) on February 13, 2004. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland, 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner to such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The executive officers and key employees of the Company are as follows:

Richard M. Beyer, President, Chief Executive Officer, Director. Mr. Beyer is described above as a nominee for director.

Daniel J. Heneghan, Vice President, Chief Financial Officer and Assistant Secretary. Mr. Heneghan has served as the Chief Financial Officer of the Company since September 1999. From 1996 to August 1999, Mr. Heneghan was Vice President and Controller of the semiconductor business at Harris Corporation (“Harris”). From 1994 to 1996, Mr. Heneghan was Vice President and General Manager of Digital Products in the semiconductor business at Harris. Mr. Heneghan also served at various times as Division Controller of the semiconductor business, Director of Planning and Director of Finance at Harris. Age: 48

Rick E. Furtney, Vice President, General Manager, Analog. Mr. Furtney has served as Vice President, General Manager, High Performance Analog Product Group since August 2000. From 1999 until July 2000, Mr. Furtney was Vice President for Power Management products. From 1997 until 1999, Mr. Furtney was Director of Marketing for Harris. From 1985 through 1997, Mr. Furtney held numerous management positions in engineering and marketing at Harris. Age: 44

Mohan R. Maheswaran, Vice President, General Manager, Elantec Product Group. Mr. Maheswaran has served as Vice President, General Manager, Elantec Product Group since June 2002. From June 2001 to May 2002, Mr. Maheswaran was Vice President of Marketing, Business Development and Corporate Strategy for Elantec Semiconductor, Inc. From January 2001 to June 2001, Mr. Maheswaran was Vice President of Business Development and Corporate Strategy for Elantec Semiconductor, Inc. From January 2000 to December 2000 Mr. Maheswaran served as Vice President of Marketing and Business Development for Allayer Communications, a communications IC startup, which was acquired by Broadcom in November 2000. From November 1997 to October 1999 Mr. Maheswaran served as Vice President of Strategy for IBM Microelectronics. From January 1988 to October 1997 Mr. Maheswaran served in a number of different marketing, applications and engineering related positions at Texas Instruments. Prior to this Mr. Maheswaran also worked in a number of different design and program management positions for Hewlett Packard and Nortel Communications. Age: 40

Thomas C. Tokos, Vice President, General Counsel and Secretary. Mr. Tokos has served as Vice President, General Counsel and Secretary of the Company since May 2003. From November 2002 until May 2003, he served as Vice President, General Counsel and Secretary of Asyst Technologies, Inc., a semiconductor equipment company. From August 2001 to September 2002, Mr. Tokos was an attorney in private practice. From July 2000 to July 2001, Mr. Tokos was Chief Financial Officer of Get2Chip.com, Inc., a semiconductor design automation software company. From February 2000 to July 2000, Mr. Tokos was Vice President, General Counsel and Secretary of Smartage.com, Inc., an e-commerce company. From August 1999 to August 2000, Mr. Tokos was general counsel to Get2Chip.com, Inc. From October 1998 to August 1999, Mr. Tokos served as Vice President, General Counsel and Secretary of VLSI Technology, a semiconductor company. Age: 51

Alden Chauvin, Vice President, Worldwide Sales. Mr. Chauvin has served as the Company’s Vice President, Worldwide Sales since the Company’s acquisition of Elantec Semiconductor, Inc. in May 2002. Prior to that, Mr. Chauvin was Vice President of Worldwide Sales for Elantec Semiconductor, Inc. from March 1999 to May 2002. Previously, Mr. Chauvin has held various North American and worldwide executive sales positions with Tritech Microelectronics, based in Singapore, and Sierra Semiconductor Corporation (now PMC-Sierra). His professional experience also includes various sales and marketing management positions that span a 17-year period at Texas Instruments, Inc. Age: 58

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and Directors. Based solely on a review of reports filed by the Company on these individuals’ behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during the fiscal year ended January 2, 2004.

EMPLOYMENT AGREEMENTS

Intersil Corporation entered into an employment agreement with Mr. Beyer for him to serve as the Company’s President and Chief Executive Officer and a member of the Board of Directors. His employment agreement provides for an annual base salary of $550,000, subject to increases and annual performance bonuses at the discretion of the Compensation Committee of the Board of Directors. The agreement also provides for Mr. Beyer to receive the Company’s standard benefits. The term of the agreement extends until December 31, 2004, subject to automatic renewal for successive one year terms, unless either the Company or Mr. Beyer gives prior notice of non-renewal. Mr. Beyer is subject to a non-competition covenant during the term of his agreement and for a period of one year following termination or expiration of the agreement. In the event the Company terminates Mr. Beyer’s employment for any reason other than for cause, death or disability, or if Mr. Beyer terminates his employment because of an adverse change in his compensation, title, duties or location of employment, or status as a director, Mr. Beyer will receive severance benefits that include the payment of a lump sum equal to twelve months of his then current base salary and a prorated portion of his target bonus and full vesting of options and restricted stock granted prior to the merger of Elantec Semiconductor, Inc. and Intersil (the “Merger”) (with a one year term to exercise these options (unless they expire earlier)) and full vesting of any grants of options by Intersil after the Merger (with a two year term to exercise these options (unless they expire earlier)). In the event Mr. Beyer’s employment terminates for death or disability, Mr. Beyer will receive severance benefits that include the payment of a lump sum equal to twelve months of his then current base salary and a prorated portion of his target bonus and full vesting of options and restricted stock granted prior to the Merger and an additional one year of credit for vesting in any grants of options by Intersil after the Merger. Following a change of control of Intersil, under a separate change of control agreement, in the event of a termination as described above, Mr. Beyer will be entitled to receive a lump sum severance payment equal to 12 months of his current base salary plus a target bonus equal to 100% of his base salary and vesting of options and restricted stock. Intersil will also reimburse Mr. Beyer for any excise taxes owed by Mr. Beyer following such change of control (unless the payment would reduce Mr. Beyer’s after tax compensation).

Intersil Corporation entered into an employment agreement with Mr. Williams for him to serve as the Executive Chairman of the Board of Directors of the Company. His employment agreement provides for an annual base salary of $550,000. The agreement also provides for Mr. Williams to receive the Company’s standard benefits and provide retiree medical coverage to him and his spouse. The term of the agreement extends until May 10, 2004. Mr. Williams is subject to a non-competition covenant during the term of his agreement and for a period of one year following termination or expiration of the agreement. In the event the Company terminates Mr. Williams’ status as a director for any reason other than for cause, death or disability, Mr. Williams will receive severance benefits that include the payment of a lump sum equal to his base salary, full vesting of all options, and Mr. Williams will have the full option term to exercise his options granted prior to the Merger and a two year option term with respect to options granted after the Merger. In the event that Mr. Williams’ employment terminates due to death or disability, he will receive 12 months salary continuation. In the event that Mr. Williams remains employed through the employment term, upon expiration of the term, all stock options granted to Mr. Williams will fully vest and Mr. Williams will have the full option term to exercise his options granted prior to the Merger and a two year option term with respect to options granted after the Merger. Mr. Williams is entitled to terminate his status as a director at any time upon thirty days advance written notice to the Company. Mr. Williams will receive a lump sum severance payment equal to three times his then-current base salary if his employment with the Company is terminated in connection with a change of control of Intersil or if he resigns within 90 days after such change of control, and his options will become fully vested and Mr. Williams will have the full option term to exercise his options granted prior to the Merger and a two year option term with respect to options granted after the Merger. In addition, in the event of a change of control, Mr. Williams, his spouse and his dependents will be permitted to continue participation in Intersil’s group insurance plans for one year. If Mr. Williams resigns within thirty days of a demotion that occurs in connection with a significant acquisition or business combination by Intersil, he will receive an amount equal to three times his then-current base salary. If any of the benefits Mr. Williams would receive under this agreement are subject to excise tax, then Mr. Williams will receive an additional amount covering the excise tax and any tax owed by Mr. Williams on this additional amount.

Intersil Corporation entered into an employment agreement with Mr. Heneghan for him to serve as Intersil’s vice president and chief financial officer. His employment agreement provides for an annual base salary of $300,000, subject to increases and annual performance bonuses at the discretion of the Compensation Committee of the Board of Directors. The agreement also provides for Mr. Heneghan to receive the Company’s standard benefits. The term of the agreement extends for 36 months from March 16, 2001, subject to automatic renewal for successive one year terms unless either the Company or Mr. Heneghan gives prior notice of non-renewal. Mr. Heneghan also has the option to extend his employment term for an additional year if a change in control of the Company occurs within three months before or after the end of his employment term. Mr. Heneghan is subject to a non-competition covenant during the term of the agreement and for a period of one year following termination or expiration of the agreement. In the event the Company terminates Mr. Heneghan’s employment for any reason other than for cause, of if Mr. Heneghan terminates his employment because of an adverse change in his compensation, title or duties or upon giving 90 days notice of his resignation, Mr. Heneghan will receive severance benefits that include the payment of a lump sum equal to 200% of his base salary and target performance bonus for the year of termination, which is to be paid over 24 months (except in the case of a termination within six months before or 12 months following a change in control, in which case the payment will be made within 14 days of the later of his termination or the change in control), full vesting of his options (with the full option term to exercise these options) and continued participation in the Company’s group insurance plans for him and his eligible family members for one year after the termination. In the event of a change in control, if Mr. Heneghan is employed by the Company at the time of the change in control, or was terminated without cause or demoted within the preceding six months before the change in control, his stock options will vest and he will have the full option term to exercise these options. If any of the benefits Mr. Heneghan would receive under this agreement are subject to excise tax, then Mr. Heneghan will receive an additional amount covering the excise tax and any tax owed by Mr. Heneghan on this additional amount.

The Company entered into Executive Change in Control Severance Benefits Agreements with Messrs. Chauvin, Furtney, Maheswaran and Tokos which provide that, in the event of a change of control, if: (i) any of their employment is involuntarily terminated without cause, or (ii) any of them terminates his employment for good reason within 12 months following a change in control of the Company, such individual will receive: (a) a lump sum severance payment equal to 12 months of his current base salary, (b) a target bonus equal to 100% of his base salary, (c) 12 months of welfare benefits and (d) reimbursement by the Company of any excise taxes owed by them due to such payments. In addition, under those agreements and the Company’s equity compensation plan and related stock option agreements, all stock options and restricted stock held by the executives will become fully vested and exercisable by the executives for a period the shorter of 24 months and the remaining term of the option.

STOCKHOLDERS AGREEMENT

Prior to the Company’s initial public offering, the shareholders of the Company (the “Pre-IPO Holders”) entered into a Securities Purchase and Holders Agreement (the “Stockholders Agreement”) dated August 13, 1999, as amended. Pursuant to the Stockholders Agreement, each of the Pre-IPO Holders agreed, until such time as that Pre-IPO Holder owned no Company securities, to vote their shares to elect a specified number of members of the Board of Directors designated by Sterling Holding Company, LLC. As of March 1, 2004, the Pre-IPO Holders beneficially own less than 5% of the approximately 137,596,663 shares of Class A common stock outstanding and eligible to vote.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 14, 2002, following receipt of approval of the shareholders of Intersil and Elantec Semiconductor, Inc., Intersil consummated the acquisition of Elantec pursuant to the terms of an agreement and plan of merger pursuant to which Elantec merged with and into a merger subsidiary, with the merger subsidiary surviving the merger as a wholly-owned subsidiary of Intersil, renamed “Elantec Semiconductor, Inc.” In connection with the merger, Intersil amended its certificate of incorporation to increase the maximum size of its board of directors from seven to eight. Also in connection with the merger, the Pre-IPO Holders amended the Stockholders Agreement by increasing from six to seven the number of directors in favor of whom Sterling could designate the Pre-IPO Holders to vote their shares when electing the Board of Directors. Also in connection with the merger, Richard M. Beyer, Elantec’s president and chief executive officer before the merger, and James V. Diller, chairman of Elantec’s board of directors before the merger, were elected to Intersil’s board of directors. Mr. Beyer also became president and chief executive officer of Intersil, while Gregory L. Williams, Intersil’s president and chief executive officer before the merger, became executive chairman of Intersil’s board of directors. Mr. Beyer, Mr. Williams and several other executive officers of Intersil each entered into employment agreements in connection with the merger, as more fully described in Item 11 under the caption “Employment Agreements.”

In June 2000, Intersil Corporation sold its assembly and test facilities in Malaysia along with related intellectual property to ChipPAC in exchange for $52.5 million in cash and preferred stock of ChipPAC that has an aggregate liquidation preference of $17.5 million. The Company also assigned to ChipPAC patents, copyrights and technical information used exclusively in or associated exclusively with the assembly and test facilities in Malaysia and granted ChipPAC a worldwide, nonexclusive, royalty-free license under other of our patents, copyrights and technical information that is also used in or related to the operation of the assembly and test facilities in Malaysia. Any intellectual property rights in the bonding diagrams, test programs, mask works and test boards uniquely related to the Company’s products for which ChipPAC will provide packaging and test services under the supply agreement are licensed to ChipPAC only for use in providing those services. In addition to the supply agreement, the Company also entered into a services agreement with ChipPAC pursuant to which each party is required to assist the other in the transition of the respective parties’ operations following the sale.

Under the Company’s supply agreement with ChipPAC, the Company has agreed to continue to use the Malaysian facility to provide 90% (from July 1, 2003 to June 30, 2004) and 80% (from July 1, 2004 to June 30, 2005) of the Company’s requirements for semiconductor package configuration assembly and test services, as well as warehousing, order processing and fulfilling services, for all products assembled and tested at the Malaysian facility on the date of the supply agreement and for all new products, subject to ChipPAC’s right of first refusal with respect to new products. Under the terms of the agreement, ChipPAC must quote a price equal to the lowest price available for the assembly and test of each product and have the capacity in place to meet required volumes.

One of the principal shareholders of ChipPAC is an affiliate of Sterling, formerly our principal shareholder. As of January 2, 2004, we owned 998,816 shares of ChipPAC common stock (approximately 1% of the total outstanding common shares). The terms of the agreements listed above were the result of arms-length negotiations and in the Company’s opinion are no less favorable to the Company than those that could be obtained from non-affiliated parties. On February 10, 2004, ChipPAC entered into a definitive merger agreement with ST Assembly Test Services Ltd. (“STATS”), pursuant to which STATS will acquire ChipPAC for approximately $1.6 billion in STATS stock.

AUDIT FEES

Fees for audit services totaled approximately $575,000 in 2003 and approximately $509,000 in 2002, including fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q and other attest services related to regulatory filings.

AUDIT-RELATED FEES

Fees for audit-related services totaled approximately $792,000 in 2003 and approximately $823,000 in 2002. Audit-related services principally include employee benefit plan audits, due diligence in connection with acquisitions, accounting consultations, transaction cost analysis and information systems security audits.

TAX FEES

Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $1,538,361 in 2003 and $555,000 in 2002.

ALL OTHER FEES

No professional services were rendered or fees billed for other services not included above in 2003 or 2002.

AUDIT COMMITTEE PRE-APPROVAL POLICY

All of the audit services, audit-related services and tax services described above were pre-approved by the Company’s Audit Committee in accordance with its Pre-Approval Policy. The Audit Committee Pre-Approval Policy provides for pre-approval of audit, audit-related, tax and other services at certain levels as specifically set forth by the Audit Committee on an annual basis. Individual services anticipated to exceed pre-established thresholds and miscellaneous services not listed in the policy must be individually pre-approved. The policy authorizes the Audit Committee to delegate one or more of its members pre-approval authority with respect to permitted services.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Intersil’s Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. Intersil will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, Intersil Corporation, 2401 Palm Bay Road, NE, Mailstop: 53-225, Palm Bay, Florida 32905, Telephone: 1-888-468-3774, E-mail: investor@intersil.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors

Thomas C. Tokos

Vice President, General Counsel and Secretary

April 6, 2004

EXHIBIT A

INTERSIL CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

I. Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Intersil Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

•	Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

•	Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company’s independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.

II. Audit Committee Composition and Meetings

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission and the NASDAQ National Market (as may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the Securities and Exchange Commission and the NASDAQ National Market (as may be modified or supplemented).

Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at each meeting with management, the manager of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

1. Review the Company’s annual audited financial statements prior to filing or release. Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 8 below) and a discussion with the independent auditors of the conduct of their audit (see item 9 below). Based on such review determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s Annual Report filed under the rules of the Securities and Exchange Commission.

2. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses. Review any significant changes to the Company’s auditing and accounting policies. Resolve disagreements, if any, between management and the independent auditors.

3. Review with financial management and the independent auditors the Company’s quarterly financial statements prior to filing or release. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

4. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the NASDAQ National Market (as may be modified or supplemented).

Independent Auditors

5. The Company’s independent auditors are directly accountable to the Committee. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.

6. Pre-approve the fees and other significant compensation to be paid to the independent auditors.

7. Pre-approve the independent auditors’ annual audit plan, including scope, staffing, locations and reliance upon management and internal audit department.

8. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Committee prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting.

The Company’s independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

9. Prior to filing or releasing annual financial statements, discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with SAS 61 (as may be modified or supplemented).

10. Obtain from the independent auditors assurance that Section 10A of the Securities and Exchange Act has not been implicated.

11. Consider the independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles and critical accounting estimates as applied in its financial reporting.

Internal Audit Function and Legal Compliance

12. Review the budget, plan, changes in plan, activities, organization structure and qualifications of the Company’s internal audit department, as needed.

13. Approve the appointment, performance and replacement of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services.

14. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

15. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

16. Annually cause the preparation of a report to shareholders as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

17. Review and approve all related-party transactions.

18. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

19. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company’s corporate policies with oversight by the Committee in the areas covered by this Charter.

EXHIBIT B

SUMMARY DESCRIPTION OF 1999 EQUITY COMPENSATION PLAN

Purpose. The Company’s Board of Directors adopted the 1999 Equity Compensation Plan (the “1999 Equity Plan”) to enable key employees, directors and consultants of the Company and its subsidiaries and affiliates to participate in the equity ownership of the Company through awards of options, restricted stock, stock appreciation rights, deferred stock units and phantom shares under the 1999 Equity Plan. The purpose of the 1999 Equity Plan is to align the interests of the eligible individuals with the interests of the Company’s shareholders, provide incentives for eligible individuals to exert maximum efforts for the success of the Company and its subsidiaries, attract and retain the best available talent, and reward key personnel for their part in increasing the value of the Company.

Effective Date And Termination. The 1999 Equity Plan will terminate on August 13, 2009, unless earlier terminated by the Board of Directors.

Administration. The 1999 Equity Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is currently comprised of three members, each of whom is a member of the Board of Directors, a “non-employee director” as defined under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. The Board of Directors has also designated members or officers of the Company to serve as a secondary committee and has delegated to the secondary committee authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code. The secondary committee has the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Committee has under the terms of the 1999 Equity Plan.

The Committee has the following powers and authority with regard to the 1999 Equity Plan:

•	to interpret and administer the 1999 Equity Plan;

•	to select the employees, directors and consultants who are to receive awards under the 1999 Equity Plan;

•	to determine the type and amount of awards to be granted to participants;

•	to determine the times at which awards will be granted;

•	to determine the terms and conditions of awards granted under the 1999 Equity Plan and the terms of agreements which will be entered into with participants with respect to the 1999 Equity Plan, including the performance goals, if any, that apply to an award;

•	to adopt regulations for carrying out the 1999 Equity Plan and make changes in such regulations as it shall from time to time, think advisable; and

•	to amend the 1999 Equity Plan if such power is so delegated by the Board of Directors, provided that such amendment does not adversely affect the participant unless it is required to comply with applicable laws and that no amendment to the 1999 Equity Plan may be effective that would, if such amendment were not approved by the stockholders of the Company, cause the 1999 Equity Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the stockholders of the Company is obtained.

The Committee has the power to establish different terms and conditions with respect to different participants in the 1999 Equity Plan.

Participation. All consultants, directors and key employees of the Company are eligible to participate in the 1999 Equity Plan. The Committee shall determine from time to time the individuals who are to receive awards under the 1999 Equity Plan. As of December 31, 2003, approximately 750 key employees, including executive officers and six directors participated in the 1999 Equity Plan. During the lifetime of participants, certain awards (options, deferred stock units, stock appreciation rights and phantom shares) shall be exercisable only by the participant, and no awards will be transferable other than by will or the laws of descent and distribution; provided, however, the Committee may (but need not) permit lifetime transfers of non-qualified stock options where the Committee concludes such transferability does not result in accelerated federal income taxation and is otherwise appropriate and advisable. Any attempt to pledge, assign or transfer an award for any reason during the participant’s lifetime shall be void and the relevant award shall be forfeited. Restricted stock awards are transferable by participants once the period of forfeiture with respect to such restricted stock lapses; prior to the lapse of the restrictions, restricted stock is not transferable.

Shares of Stock Available for Grant. Currently, 17,500,000 shares are authorized to be issued under the 1999 Equity Plan (the “Authorized Shares”). Of those Authorized Shares, shares underlying 13,031,564 awards have been made to eligible participants. The Company is asking for an additional 4,750,000 shares to be approved by shareholders (the “Additional Shares”). Therefore, if shareholder approval is obtained, a total not exceeding an aggregate amount of 22,250,000 shares of Common Stock (the “Total Shares”) will be available for issuance under the 1999 Equity Plan. No more than 200,000 of the existing Authorized Shares have been or will be issued as “full value shares,” i.e., restricted stock awards, deferred stock unit awards or phantom shares, under the 1999 Equity Plan, and, if the Additional Shares are approved, no more than 450,000 of the Total Shares will be issued as “full value shares.” The shares may be treasury shares or authorized but unissued shares. The maximum number of shares of Common Stock subject to options that may be granted to any one individual shall not exceed 666,667 shares of Common Stock during any calendar year (the “Individual Limit”).

Changes in Capital Structure. The 1999 Equity Plan provides that in the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the Company’s corporate structure affecting its Common Stock, or any distribution to stockholders other than a cash dividend, the Committee shall make the appropriate adjustment in the number and kind of shares authorized by the 1999 Equity Plan and other adjustments to outstanding awards as it deems appropriate.

Change of Control. Upon a change of control of the Company, the Committee may, in its discretion, accelerate the vesting and exercisability of options granted under the 1999 Equity Plan. In addition, upon a change of control of the Company, the Committee may, at its discretion (i) cancel any outstanding vested options in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the option price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder’s unexercised options, or (iii) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding option awards with awards involving the common stock of the successor corporation on terms necessary to preserve the rights of optionees. Upon a change of control of the Company, the Committee may also, in its discretion, accelerate the vesting of restricted stock and other awards made under the 1999 Equity Plan and take such other actions as the Committee deems appropriate.

Amendment and Termination of the 1999 Equity Plan. The Board of Directors (or the Committee, if such power is so delegated by the Board) may amend, modify, suspend or terminate the 1999 Equity Plan, provided that shareholder approval of any amendment is obtained as required by applicable laws or regulations. The Committee may amend any outstanding award without a participant’s consent, provided the amendment does not adversely impact the participant. Termination of the 1999 Equity Plan shall not affect options outstanding under the 1999 Equity Plan at the time of termination.

Performance Goals. Awards may be granted or vested contingent upon attaining performance goals related to our performance or the performance of any of our affiliates or business units. The performance goals will be established by the Committee prior to or early in a performance period, and after the performance period the Committee will determine and certify whether the goals have been obtained. The goals will be based upon one or more of the following: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income; net operating income after tax; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.

Options. The specific terms and conditions of each option shall be set forth in a written option agreement, which shall comply with the 1999 Equity Plan.

The Committee shall establish the time and the manner in which an option may be exercised and has a right to amend the terms of option agreements in certain circumstances. The price per share at which Common Stock may be purchased upon exercise of an option shall be determined by the Committee, and, in the case of all options, shall be not less than the fair market value of a share of Common Stock on the date of grant. In the case of any incentive stock option granted to a ten percent stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

The option price of the shares of Common Stock received upon the exercise of an option shall be paid: (i) in full in cash or a certified or bank cashier’s check at the time of exercise, (ii) with the consent of the Committee, by delivery of an assignment of a sufficient amount of the proceeds from the sale shares of Common Stock to be acquired pursuant to such exercise, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the participant and valued at their fair market value on the date of exercise. Special rules apply which limit the time of exercise of an option following an employee’s termination of employment. The Committee may impose additional restrictions on the exercise of any option.

The option price of an option awarded under the 1999 Equity Plan shall not be reduced after the grant of such option, except in the case of a change in capital structure as described in the 1999 Equity Plan, unless such reduction is approved by a majority of the shares present and voted at a duly called meeting of the shareholders.

The maximum term of a non-qualified stock option may not exceed ten years from the date of grant of such option. The maximum term of an incentive stock option also may not exceed ten years from the date of grant, unless the grantee owns more than 10% of the Company, in which case the term may not exceed five years from the date of grant.

The Committee may, in its discretion, include in an option agreement a provision permitting the participant the ability to exercise, in whole or in part, shares subject to options prior to full vesting of such options, subject to the terms of the 1999 Equity Plan, including continued application of the vesting restrictions otherwise applicable to the exercised options and a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of the exercise price paid or the fair market value of the shares on the date of the repurchase.

Stock Appreciation Rights. A stock appreciation right (“SAR”) allows a recipient to receive, upon exercise of the right, the increase in the fair market value of a specified number of shares of Common Stock from the date of grant to the date of exercise. The Committee will establish the terms and conditions governing each SAR under the 1999 Equity Plan in an award agreement at the time the SAR is granted. Payment upon exercise of an SAR may be made in cash or Common Stock. An SAR may be issued in conjunction with an option, and the exercise of an SAR will automatically cancel the related option (such SAR, a “Tandem SAR”). Similarly, the exercise of a related option will automatically cancel the Tandem SAR. The Committee shall address a grantee’s ability to exercise an SAR after his or her service with the Company ends in the award agreement for the SAR.

Restricted Stock. In a restricted stock award, the Committee grants to a participant shares of Common Stock that are subject to certain restrictions, including vesting of such stock upon rendering of additional service or the happening of certain events, including the achievement of certain performance goals determined by the Committee. The restriction period applicable to any grant of restricted stock shall not expire before the third anniversary of the grant, unless the earlier vesting is based upon the attainment of performance goals in which event the applicable restriction period expires no earlier than the first anniversary of the grant date. During the restriction period, holders of restricted stock have the right to receive dividends from and to vote the shares of restricted stock. Generally, certificates representing shares of Common Stock awarded pursuant to a restricted stock award will be issued to the participant and deposited by the participant with the Company to be held in escrow during the restriction period. Unless otherwise determined by the Committee, shares of restricted stock which have not yet become vested will be forfeited when a grantee’s service with the Company ends.

Phantom Shares. The award of a phantom share under the 1999 Equity Plan gives a grantee the right to receive payment of the fair market value of a share of Common Stock upon its exercise. The Committee establishes the terms and conditions of a phantom share award in an award agreement at the time the award is granted. Such terms and conditions shall not be inconsistent with the terms of the Plan. The Committee shall address a grantee’s ability to exercise a phantom share award after his or her service with the Company ends in the award agreement. Phantom shares are solely a measurement device for calculating the amounts to be paid to grantees, and do not constitute Common Stock or a trust fund of any kind. The Company may establish a bookkeeping reserve to meet its obligations to pay grantees. A grantee’s right to receive payment by virtue of being awarded phantom shares shall be no greater than the rights of any unsecured creditor of the Company, and a grantee shall not have any rights to Common Stock or any ownership interest in the Company. Claims procedures may apply with respect to phantom shares as required under applicable law.

Deferred Stock Units. In a deferred stock unit (“DSU”) award, the Company will deliver, subject to certain conditions, a fixed number of shares of Common Stock to the participant at the end of a vesting period (not to be less than three years) or such extended deferral period(s) as timely elected by the participant. During the deferral period(s), the participant has no voting rights with respect to any such shares but rather he has a right to receive shares at some future date, in accordance with the terms of his or her award. Amounts equal to any dividends declared prior to vesting, and post-vesting during the deferral period(s), will be paid to the participant, without interest, at the time when the shares are no longer subject to vesting or a deferral period(s), as applicable. Shares of Common Stock awarded pursuant to a DSU award shall be issued and delivered at the end of the deferral period(s) specified in the agreement evidencing such DSU award.

Federal Tax Consequences of Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in federal taxable income to an option holder or a deduction to the Company. Only employees may receive incentive stock options. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the exercise of the option. In addition, the option holder must be an employee at all times between the date of grant and the date three months, or one year in the case of disability, before the exercise of the option. Special rules apply in the case of the death of the option holder. Incentive stock option treatment under the Code generally allows the sale of Common Stock received upon the exercise of an incentive stock option to result in any gain being treated as short-term or long-term capital gain to the option holder depending upon the period the stock underlying the incentive stock option has been held, but the Company will not be entitled to a tax deduction. However, the exercise of an incentive stock option, if the holding period rules described above are satisfied, will give rise to income includable by the option holder in his or her alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. The Company will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Generally, an option holder will recognize ordinary income at the time a vested non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Generally, when the shares underlying a non-qualified stock option have vested, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the stock at such time and the exercise price paid by the holder for the stock. Subsequently realized changes in the value of the stock generally would be treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held prior to disposition of such shares.

Additional special rules may apply to certain option holders who are subject to the rules set forth in Section 16 of the Exchange Act.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law, and all affected individuals should consult their own advisors if they wish any further details or have special questions.

Federal Tax Consequences of Other Awards

Deferred Stock Units. A participant realizes no taxable income when a DSU award is made. When the deferral period for the award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time. A participant’s tax basis (cost) in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when such participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will only be taxable to participants upon distribution as ordinary, compensation income (not dividend income).

Restricted Stock. Shares of restricted stock received will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such shares of restricted stock does not make the 83(b) election described below, the participant realizes no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time. Dividends paid with respect to restricted stock will be treated as ordinary compensation income (not dividend income) received by the participant. A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under section 83(b) of the Code with respect to the shares. By making a section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account). By making a section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize capital gain or loss with respect to the shares when they are sold. Dividend payments received with respect to shares of restricted stock for which a section 83(b) election has been made will be treated as dividend income, assuming the Company has adequate current or accumulated earnings and profits. The participant’s tax basis in the shares with respect to which a section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the section 83(b) election. To make a section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, within 30 days after shares of restricted stock are received, and the participant must also attach a copy of such election to his or her federal income tax return for the year in which the shares are received. Section 83(b) elections are irrevocable except in limited circumstances.

Phantom Shares. Participants recognize no taxable income, and the Company is not entitled to a tax deduction, when a phantom share award is granted. When a participant exercises a phantom share award, the participant will have ordinary income in an amount equal to the cash or fair market value of the stock received, and, provided certain conditions of the Code are met, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant realizes no taxable income when an SAR is granted. Upon exercising an SAR, a participant will realize ordinary income in an amount equal to the cash or the fair market value of the stock received.

Withholding. Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of Common Stock pursuant to the 1999 Equity Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. A participant may, however, elect to have the Company retain a number of shares the value of which equals the tax withholding in the case of the payment of awards in Common Stock, or the exercise of options or SARs.

Section 162(m)

Section 162(m) of the Code may preclude the Company from claiming a federal income tax deduction if the Company pays total remuneration in excess of $1 million to the chief executive officer or to any of the other four most highly compensation officers in any one year. Total remuneration would generally include amounts received upon the exercise of stock options granted under the plan and the value of shares received when restricted shares become transferable or such other time when income is recognized. An exception does exist, however, for performance-based compensation which includes amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. It is the Company’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

EXHIBIT C

INTERSIL CORPORATION

AMENDED AND RESTATED 1999

EQUITY COMPENSATION PLAN (EFFECTIVE AS OF MAY 12, 2004)

Intersil Corporation, a Delaware corporation, wishes to attract key employees, directors and consultants to the Company, its Subsidiaries and its Affiliates, to induce key employees, directors and consultants to remain with the Company, its Subsidiaries and its Affiliates and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries. In furtherance thereof, the Intersil Corporation 1999 Equity Compensation Plan is designed to provide equity-based incentives to key employees, directors and consultants of the Company, its Subsidiaries and its Affiliates. Awards under the Plan may be made in the form of Options, Stock Appreciation Rights, Restricted Stock, Phantom Shares or Deferred Stock Units.

1. DEFINITIONS.

Whenever used herein and unless otherwise provided in a Participant’s Award Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (ii) each Person of which such specified Person or an Affiliate (as defined in clause (i) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

“Award” means, except where referring to a particular category of grant under the Plan, an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Phantom Share or Deferred Stock Unit.

“Award Agreement” means a certificate issued by the Company to a Participant evidencing and setting forth the terms and conditions of an Award made under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means the Participant’s (i) act or acts of dishonesty, moral turpitude or criminality with respect to his or her employment or other service with the Company, (ii) continued failure to perform such Participant’s duties as an Employee, Director or Consultant, as reasonably determined by the Board (or the Committee, if such power is so delegated by the Board) acting in good faith, after reasonable notice of such failure and opportunity to cure such failure (if curable) is given to such Participant by the Board (or the Committee, if such power is so delegated by the Board), or (iii) willful or deliberate violations of such Participant’s obligations to the Company that result or could reasonably be expected to result in material injury to the Company. For these purposes “Company” shall include the Subsidiaries or Affiliates of the Company, as applicable.

“Change of Control” means the happening of any of the following:

(i) any Person, other than (a) the Company or any of its Subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, (e) a Participant or any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) which includes the Participant), or (f) the Investors or their Affiliates is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing more than 25% of either the then outstanding shares of Stock of the Company or the combined voting power of the Company’s then outstanding securities;

(ii) the individuals who serve on the Board as of the effective date hereof (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, any person who becomes a director subsequent to the effective date hereof, whose election or nomination for election was approved by a vote of at least a majority of the directors then constituting the Incumbent Board, shall for purposes of this clause (ii) be considered an Incumbent Director;

(iii) the consummation of a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such merger or consolidation, would not, immediately after the merger or consolidation, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the merger or consolidation (or of its ultimate parent corporation, if any); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

“Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations thereunder.

“Committee” means the Committee appointed by the Board under Section 3.

“Common Stock” means Class A Common Stock of the Company, par value $.01 per share, either currently existing or authorized hereafter.

“Company” means Intersil Corporation, a Delaware corporation.

“Consultant” means a key consultant rendering service to the Company, its Subsidiaries or its Affiliates.

“Deferred Stock Unit” or “DSU” means the unfunded right awarded under Section 10 to receive a Share after the applicable vesting period or deferral period expires and the other conditions provided by the Committee are satisfied.

“Director” means a member of the Board who is not an employee of the Company or a Subsidiary.

“Disability” means disabled within the meaning of Section 22(e)(3) of the Code.

“Employee” means a key employee of the Company, its Subsidiaries or its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Fair Market Value” per Share means, on any given date (i) if the Shares are then listed on a national stock exchange, the closing price per Share on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if the Shares are not then listed on a national exchange, but are then quoted on NASDAQ or a similar quotation system, the closing price for the Shares as quoted on NASDAQ or a similar quotation system on such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine.

“Grantee” means an Employee, Director or Consultant who is granted a Stock Appreciation Right, Restricted Stock, Phantom Share or Deferred Stock Unit hereunder.

“Incentive Stock Option” means an Option which is an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Investors” means, collectively, Sterling Holding Company, LLC, Manatee Investment Corporation, Intersil Prism LLC, Citicorp Mezzanine Partners, L.P., William N. Stout, and the Affiliates of each.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at the price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Employee, Director, or Consultant to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the exercise price per Share of an Option.

“Participant” means a Grantee or Optionee.

“Performance Goal” means the goal established by the Committee for a performance measuring period during the period permitted by Section 162(m) of the Code, based upon one or more criteria that the Committee shall select from the following: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income; net operating income after tax; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.

“Person” means any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means this Intersil Corporation 1999 Equity Compensation Plan, as amended from time to time.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder as described in Section 8.

“Retirement” means the Termination of Service of a Participant with the Company under circumstances which would entitle an Employee to an immediate pension under one of the Company’s approved retirement plans or retirement as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations thereunder.

“Settlement Date” means the date determined under Section 9.4(c).

“Share” means one share of Common Stock of the Company.

“Stock Appreciation Right” or “SAR” means the right granted under Section 7 to receive, in cash or Shares, as determined by the Committee, the increase in the Fair Market Value of a Share underlying the SAR from the date of grant to the date of exercise.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

“Successor of the Optionee” means: (i) the legal representative of the estate of a deceased Optionee, (ii) persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee or (iii) persons who shall acquire the right to exercise an Option on behalf of the Optionee as the result of a determination by a court or other governmental agency of the incapacity of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries. For these purposes, service with the Company or its Subsidiaries does not include any period of required notice under applicable law prior to termination of service, or during which a Participant is receiving severance pay or “pay in lieu of notice”. Cessation of service as an officer, Employee, Director or Consultant shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in a material manner in another one (or more) of such other capacities, as determined by the Committee in its sole discretion. A transfer of employment or service between the Company and a Subsidiary or Affiliate shall not be deemed a Termination of Service. However, individuals employed by or providing services to an entity that ceases to be Subsidiary or Affiliate shall be deemed to have incurred a Termination of Service as of the date such entity ceases to be a Subsidiary or Affiliate.

2. EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is August 13, 1999. The effective date of this amendment and restatement is May 12, 2004, except the provisions in Section 7 (regarding the award of SARs) and Section 10 (regarding the award of DSUs) shall be effective April 1, 2003. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the stockholders of the Company; provided, however, that the Board (or the Committee, if such power is so delegated by the Board) may at any time prior to that date terminate the Plan.

3. ADMINISTRATION OF PLAN.

(a) The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a “non-employee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code and related Treasury regulations and meet the requirements for “independence” of any applicable stock exchange or securities self-regulatory organization. Notwithstanding the foregoing, the Board or the Committee may designate one or more officers or Board members to serve as a “Secondary Committee” and delegate to the Secondary Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 or Section 162(m) of the Code. The Secondary Committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

(b) The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. No member of the Committee may act as to matters under the Plan exclusively relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.

(c) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Employees, Directors or Consultants of the Company and its Subsidiaries; (ii) determine the eligibility of an Employee, Director or Consultant to receive an Award subject to Section 4 hereof, (iii) determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Employee, Director or Consultant, the nature and value to the Company of the Employee’s, Director’s or Consultant’s present and potential contribution to the success of the Company whether directly or through a Subsidiaries and such other factors as the Committee may deem relevant, and (iv) determine the Performance Goals, if any, that apply to the receipt or vesting of any Award hereunder and certify that such Performance Goals have been attained, if applicable.

(d) The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as determined by the Committee. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

(e) Without limiting the generality of the Committee’s discretion hereunder, the Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to establish Performance Goals applicable to Awards otherwise permitted to be granted hereunder, and to attempt to procure stockholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code and the regulations thereunder.

4. ELIGIBILITY.

Any Employee, Director or Consultant of the Company or its Subsidiaries or Affiliates who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan, provided that no Incentive Stock Option shall be granted to a Director or Consultant.

5. SHARES AND UNITS SUBJECT TO THE PLAN.

5.1. In General.

(a) Subject to Section 5.2, and subject to adjustments as provided in Section 15, the total number of Shares subject to Options or SARs granted under the Plan and Shares of Restricted Stock, Phantom Shares or DSUs granted under the Plan, in the aggregate, may not exceed 17,500,000. No more than 200,000 of such Shares shall be awarded as Restricted Stock, Phantom Shares or DSUs. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not, and will not be, payable under the Plan may again be made the subject of Awards under the Plan; however, such Shares shall be counted against the Individual Limit (as defined in Section 5.2).

(b) The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

5.2. Other Limitations.

In no event may any Participant receive Awards totaling more than 666,667 Shares in any calendar year (the “Individual Limit”), or in the case of Awards payable in cash $2,000,000. The aggregate Fair Market Value, determined as of the date an Award is granted, for Awards that are intended to be Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence the portion of the Award in excess of such limit shall be a Non-Qualified Stock Option.

6. PROVISIONS APPLICABLE TO STOCK OPTIONS.

6.1. Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those eligible Employees, Directors and Consultants of the Company and its Subsidiaries or Affiliates to whom Options are to be granted and the number of Shares to be optioned to each such Employee, Director and Consultant; (ii) determine whether to grant Incentive Stock Options, Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option hereunder); provided that Incentive Stock Options may only be granted to Employees; (iii) cause each Option to be designated as an Incentive Stock Option or a Non-Qualified Stock Option; (iv) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

6.2. Option Price.

(a) The Option Price shall be determined by the Committee on the date the Option is granted and shall be reflected in the Award Agreement, as the same may be amended from time to time subject to section 6.2(b). Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option provided that the Option Price with respect to each Option (regardless of whether it is an Incentive Stock Option or Non-Qualified Stock Option) shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Notwithstanding the foregoing, in the case of the grant of an Incentive Stock Option to an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) of the Code, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted.

(b) The Option Price of an Option awarded under the Plan shall not be reduced after the grant of such Option, except in the case of a change in capital structure as described in Section 15.1(a), unless such reduction is approved by a majority of the shares present and voted at a duly called meeting of the shareholders.

6.3. Period of Options Vesting and Exercisability.

(a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) The Award Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director, or a Consultant to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any Shares so purchased (i) shall vest in accordance with the vesting schedule otherwise applicable to the Option, (ii) shall, prior to vesting, be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the exercise price paid or (y) the Fair Market Value of the Shares on the date of such repurchase, and (iii) shall be subject to any other restriction the Company determines to be appropriate.

(c) Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be vested and exercisable, and no Shares acquired pursuant to such Option shall ever be vested, if the Optionee has a Termination of Service before the time at which such Option or Shares would otherwise have become vested, and any Option that would otherwise become vested and exercisable, or Shares that would otherwise become vested, after such Termination of Service shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 6.3, Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or vested, and Shares subject to such schedule may be fully or more rapidly vested, at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

6.4. Exercisability Upon and After Termination of Optionee.

(a) The Committee shall provide in the Award Agreement the extent (if any) to which any Option may be exercised upon the Termination of Service of the Optionee.

(b) Except as may otherwise be expressly set forth in this Section 6 or as may otherwise be expressly provided under the Award Agreement, no provision of this Section 6 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon the Termination of Service.

6.5. Exercise of Options.

(a) Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

(c) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Affiliate) thereupon has a tax-withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or Affiliate) is required to pay as a result of the disqualifying disposition.

6.6. Payment.

(a) The aggregate Option Price shall be paid in full within three days of exercise. Payment must be made by one of the following methods:

(i) cash or a certified or bank cashier’s check;

(ii) in cash (or a cash equivalent acceptable to the Committee) received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Shares covered by the Option,

(iii) if approved by the Committee in its discretion Shares of Common Stock owned by the Participant for at least six months prior to the exercise and having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(iv) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including,

without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional Shares resulting from an Optionee’s election that is accepted by the Company shall be paid in cash.

6.7. Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

6.8. Nontransferability of Option.

Each Option granted under the Plan shall by its terms be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death. The Committee may (but need not) permit other transfers of Non-Qualified Stock Options, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, and (ii) is otherwise appropriate and desirable.

7. PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS.

The grant of Stock Appreciation Rights (SARs) shall be subject to the following terms and conditions:

7.1. Grant of SARs. Any SAR granted under the Plan shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and shall specify the number of Shares subject to the SAR and the exercise price for the SAR. The Agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. The exercise price of an SAR shall not be less than the Fair Market Value of the Common Stock on the date of grant.

7.2. Tandem SARs. An SAR granted under the Plan may, if the Committee so provides, be granted in tandem with all or a portion of a related Option. An SAR granted in tandem with an Option may be granted either at the time of the grant of the Option or at a time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. The exercise price of an SAR granted in tandem with an Option shall be the Option Price under the related Option.

7.3. Exercise of a SAR. An SAR shall entitle the Participant to exercise such SAR (or any portion of such SAR) by surrendering the SAR in exchange for a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the exercise price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock, or any combination thereof, as the Committee shall determine. Upon exercise of an SAR issued in tandem with an Option or lapse thereof, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option. Conversely, if the related Option is exercised, or lapses, as to some or all of the shares of Common Stock covered by the grant, the related SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

7.4. Other Applicable Provisions. Unless specifically provided in this Article VII and unless otherwise provided in an Award Agreement, an SAR shall be subject to the same terms and conditions applicable to Options as stated in Article VI.

8. PROVISIONS APPLICABLE TO RESTRICTED STOCK.

8.1. Grant of Restricted Stock.

Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to eligible

Employees, Directors and Consultants; (ii) determine the restrictions applicable to Restricted Stock; and (iii) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

8.2. Certificates.

(a) Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 5.1(b), the certificates for Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Intersil Corporation 1999 Equity Compensation Plan and an Award Agreement issued by Intersil Corporation to the registered owner. Copies of such Plan and Award Agreement are on file in the offices of Intersil Corporation.

(b) The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 8.3.

8.3. Restrictions and Conditions.

(a) Unless otherwise provided by the Committee, the Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreement, during a period commencing with the date of the Award and ending on the date the period of forfeiture with respect to the Restricted Stock lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Restricted Stock granted hereunder shall lapse as provided in the applicable Award Agreement.

(ii) Except as provided in the foregoing clause (i), the Grantee shall have, in respect of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends, which dividends shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying Shares are forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Restricted Stock.

(iii) Subject to the provisions of the Award Agreement and clause (iv) below, if the Grantee has a Termination of Service by the Company for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(iv) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, or the Grantee has a Termination of Service by the Company for any reason other than Cause, during the applicable period of forfeiture, then restrictions will immediately lapse on all Restricted Stock granted to the applicable Grantee.

(b) The restriction period applicable to any grant of Restricted Stock shall not expire before the third anniversary of the date of grant, unless the earlier vesting of a Restricted Stock grant is based upon the attainment of a Performance Goal (or Performance Goals); provided, however, that unless otherwise specifically provided in the Plan otherwise, in no event shall the applicable restriction period expire prior to the first anniversary of the date of such grant.

9. PROVISIONS APPLICABLE TO PHANTOM SHARES.

9.1. Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to eligible Employees, Directors and Consultants and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

9.2. Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

9.3. Vesting.

(a) Phantom Shares shall vest and first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant.

(b) Unless otherwise provided in the Award Agreement, if a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

9.4. Settlement of Phantom Shares.

(a) Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(b) Each Phantom Share shall be settled with a single-sum payment by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed 10 years.

(c) (i) The Settlement Date with respect to a Grantee is the first day of the month to follow the Grantee’s Termination of Service, provided that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee. Unless otherwise determined by the Committee, elections under this Section 9.4(c)(i) must be made at least six months before, and in the year prior to the year in which, the Settlement Date would occur in the absence of such election.

(ii) Notwithstanding Section 9.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(iii) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 9.4(c), is the date of the Grantee’s death.

9.5. Other Phantom Share Provisions.

(a) Rights or benefits with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance attachment, charge, garnishment, execution, or levy of any kind, wither voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, charge or otherwise dispose of any right or benefits payable hereunder shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 9.3(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c) Phantom Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee’s right in the Phantom Shares is limited to the right to receive payment, if any, as may herein be provided. The Phantom Shares do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of ERISA. The right of any Grantee of Phantom Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Without limiting Section 9, no provision of the Plan shall be interpreted to confer any voting, dividend or derivative or other similar rights with respect to any Phantom Shares.

10. PROVISIONS APPLICABLE TO DEFERRED STOCK UNITS.

10.1. Grant of DSUs. Subject to the terms of the Plan, the Committee may grant Deferred Stock Units to eligible Employees, Directors and Consultants pursuant to an Award Agreement, which contains such terms and conditions as determined by the Committee.

10.2. Vesting; Other Restrictions. The DSUs granted under the Plan shall vest in accordance with the terms provided for by the Committee in an Award Agreement; provided, however, that, except as otherwise provided in the Plan with respect to a Change in Control, no DSUs shall vest prior to the third anniversary of the date of grant, unless such vesting occurs due to attainment of a Performance Goal (or Performance Goals), in which case no DSU shall vest prior to the first anniversary of the date of grant. The DSU may be subject to additional terms and conditions as the Committee so determines in its sole and absolute discretion. Unvested DSUs will be forfeited upon termination of service unless the Committee provides otherwise in its sole discretion.

10.3. Deferral of DSUs. The terms of a DSU grant may provide for the deferral of receipt of a DSU in accordance with terms established by the Compensation Committee.

10.4. Certificates; Shareholder Rights; Dividends. A Share certificate shall not be issued to the Grantee prior to vesting or the expiration of any applicable deferral period under section 10.3. Prior to the date a Share issued, a Grantee shall not have the right to vote the shares or receive dividends. However, the Committee may provide for payments that are equal to the amount of the dividends which are otherwise payable with respect to unvested or deferred DSUs (“Dividend Equivalents”) provided that such Dividend Equivalents shall be subject to the same restrictions as the underlying DSU.

10.5. Non-Transferability. A DSU Grantee may not sell, transfer, assign or in any other way convey or encumber a DSU, nor may a DSU Grantee voluntarily or involuntarily sell, transfer, pledge, alienate, encumber or assign the Common Stock issued at issue under the Plan.

11. CLAIMS PROCEDURE.

With respect to Phantom Shares and Deferred Stock Units, but only to the extent the ERISA is applicable to an Award or a Participant, the Company shall administer a claims procedure as follows:

11.1. Initial Claim. A Participant or his or her beneficiary who believes that he or she is entitled to benefits under the Plan (the “Claimant”), or the Claimant’s authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his or her claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Committee.

11.2. Procedure for Review. The Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under section 2520.104b-1(c) of Title 29 of the Code of Federal Regulations.

11.3. Claim Denial Procedure. If a claim is wholly or partially denied, the Committee shall notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA following an adverse benefit determination on review.

11.4. Appeal Procedure. In the case of an adverse benefit determination, the Claimant or his or her representative shall have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Committee within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his or her representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information shall be deemed “relevant” to a claim in accordance with section 2560.503-1(m)(8) of Title 29 of the Code of Federal Regulations. The Claimant or his or her representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his or her representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.5. Decision on Appeal. The Committee shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the appeal. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim (the relevance of a document, record or other information will be determined in accordance with section 2560-1(m)(8)) of Title 29 of the Code of Federal Regulations and (iv) a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA.

12. TAX WITHHOLDING.

12.1. In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require a Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option or SAR, (ii) the lapsing of any restrictions applicable to any Restricted Stock or DSUs, (iii) the receipt of a distribution in respect of Phantom Shares or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

12.2. Share Withholding.

(a) Upon the exercise of an Option, the Participant may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon the lapsing of restrictions on Restricted Stock or DSUs (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

12.3. Withholding Required.

Notwithstanding anything contained in the Plan to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock or Phantom Shares shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of an Option or SAR, (ii) the lapsing of restrictions on DSUs or Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Shares.

12.4. For purposes of this Section 12, the “Company” shall include the Company, its Subsidiaries and its Affiliates, as applicable.

13. REGULATIONS AND APPROVALS.

13.1. The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

13.2. The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

13.3. Each Award (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of an Award or no payment shall be made or Shares issued in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

13.4. In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

13.5. Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

14. INTERPRETATION AND AMENDMENTS, OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which an Award shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change of Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change of Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. The Board (or the Committee, if such power is so delegated by the Board) may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided that the Board (or the Committee, if such power is so delegated by the Board) may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

15. CHANGES IN CAPITAL STRUCTURE; CHANGE OF CONTROL.

15.1. Changes in Capital Structure.

(a) If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x) the maximum aggregate number of Shares which may be made subject to Awards under the Plan, shall be appropriately adjusted by the Committee; and/or

(y) the Committee shall take any such action as in its judgment shall be necessary to preserve the Participants’ rights in their respective Awards substantially proportionate to the rights existing in such Awards prior to such event, including, without limitation, adjustments in (A) the number of Awards granted, (B) the number and kind of shares or other property to be distributed in respect of Awards, (C) the Option Price (or exercise price of an SAR), and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15.1(a) had the event related to the Company.

(b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 8, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 8.2(a).

(c) If the Company shall be consolidated or merged with another corporation, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 8.3(a) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 8.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 8.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 8.2(a).

15.2. Change of Control.

(a) Options and SARs. Upon a Change of Control, unless otherwise provided by the Committee or in an Award Agreement, the Committee, in its discretion, may take one or more of the following actions with respect to all Options that are outstanding and unexercised as of such Change of Control: (i) accelerate the vesting and exercisability of all such Options or SARs to the extent unvested and unexercisable, such that all outstanding Options or SARs are fully vested and exercisable, (ii) cancel all outstanding vested Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option or SAR as of the date of the Change of Control over the Option Price (or, in the case of an SAR, the exercise) of such portion, (iii) terminate all Options or SARs immediately prior to the Change of Control, provided that the Company provide the Optionee an opportunity to exercise the Option within a specified period following the Optionee’s receipt of a written notice of such Change of Control and of the Company’s intention to terminate the Option prior to such Change of Control, or (iv) require the successor corporation, following a Change of Control if the Company does not survive such Change of Control, to assume all outstanding Options or SARs and to substitute such Options or SARs with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of Optionees or SAR Grantees with respect to such Options or SARs.

(b) Other Awards. Upon a Change of Control, all Restricted Stock or DSU grants that are outstanding may, at the discretion of the Committee, become immediately and fully vested. Upon a Change of Control, the Committee may take such actions as it deems appropriate with respect to outstanding Phantom Share grants and DSU grants, including the immediate distribution of amounts that would not otherwise be payable as of the date of the Change of Control.

15.3. Committee Authority. The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

16. MISCELLANEOUS.

16.1. No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company, its Subsidiaries or its Affiliates or interfere in any way with the right of the Company, its Subsidiaries or its Affiliates and its stockholders to terminate the individual’s employment or other service at any time.

16.2. No Fiduciary Relationship.

Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Subsidiaries or Affiliates, or any of their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries, its Affiliates or any other person or entity, on the other.

16.3. Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 16.3.

16.4. Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

16.5. Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

16.6. Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

INTERSIL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 12, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock of INTERSIL CORPORATION, a Delaware corporation, hereby appoints Richard M. Beyer and Daniel J. Heneghan with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Class A Common Stock of Intersil Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Sheraton San Jose Hotel, located at 1801 Barber Lane, Milpitas, California 95035, on May 12, 2004 at 9:00 a.m., and at any and all adjournments and postponements thereof, as follows:

SEE REVERSE SIDE (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

Annual Meeting of Shareholders of

INTERSIL CORPORATION

May 12, 2004

Proxy Voting Instructions

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	Company Number

-or-	Account Number

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your voting form in hand when you call.	Control Number

-or-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your voting form in hand when you access the web page.

Please detach and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1, ITEM 2 AND ITEM 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

ITEM 1. ELECTION OF DIRECTORS

Nominees:

☐	FOR ALL NOMINEES	☐	Gregory L. Williams

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Richard M. Beyer

☐	FOR ALL EXCEPT (See instructions below)	☐	Dr. Robert W. Conn

		☐	James V. Diller

		☐	Gary E. Gist

		☐	Jan Peeters

		☐	Robert N. Pokelwaldt

		☐	James. A. Urry

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ■

ITEM 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 3. INCREASE OF THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1999 EQUITY COMPENSATION PLAN FROM 17,500,000 TO 22,250,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2 AND ITEM 3 AND WILL GRANT DISCRETIONARY AUTHORITY IN OTHER MATTERS.

NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature of Shareholder                                          Date

Signature of Shareholder                                          Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐